                                                                     Exhibit 2.2

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                         Agreement and Plan of Merger

                                     among

                               Interwoven, Inc.

                         Melon Acquisition Corporation

                                      and

                          Metacode Technologies, Inc.



                                                                October 20, 2000

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

                         Agreement and Plan of Merger

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of October 20, 2000 (the "Agreement Date") by and among Interwoven, Inc., a Delaware corporation ("Parent"), Melon Acquisition Corp., a Delaware corporation that is a wholly-owned subsidiary of Interwoven ("Sub"), and Metacode Technologies, Inc., a California corporation (the "Company").

                                   Recitals

     A. The parties intend that Sub will be merged with and into the Company in a reverse triangular merger, with the Company continuing as the surviving corporation (the "Merger"), all pursuant to the terms and conditions of this Agreement and applicable law. The parties also intend for the Merger to be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a "purchase" transaction for accounting purposes.

     B. The Boards of Directors of Parent, Sub and the Company have determined that the Merger is in the best interests of their respective companies and stockholders, have approved the Merger and, accordingly, have agreed to effect the Merger provided for herein upon the terms and conditions of this Agreement.

     C. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain individuals identified in Schedule C to the Company Disclosure Letter
                                  ----------
(as defined in Article III hereof) are entering into non-competition agreements (the "Non-Competition Agreements") with Parent, to be effective as of the Effective Time (as defined in Section 1.14).

     D. Concurrently with the execution and delivery of this Agreement, the Company shareholders listed on the List of Shareholders (collectively, the "Core Company Shareholders" and each individually a "Core Company Shareholder") attached hereto as Exhibit A will each execute and deliver to Parent (i) an
                   ---------
Investment Representation Letter in the form and substance of Exhibit B attached
                                                              ---------
hereto, under which each such Core Company Shareholder will provide certain representations and warranties to Parent, and will agree to irrevocably vote all shares of Company capital stock owned by such Core Company Shareholder in favor of the Merger and the transactions contemplated by the Merger and to not transfer any shares of Company capital stock prior to consummation of the Merger (the "Investment Representation Letter") and (ii) an irrevocable proxy. In addition, each of the employees identified in Schedule 9.12 to the Company
                                              -------------
Disclosure Letter who is a Core Company Shareholder will execute and deliver to Parent, an agreement substantially in the form attached hereto as Exhibit F (the
                                                                  ---------
"Continuation Agreement"), under which each such employee agrees with Parent to continue as an employee of Parent following the Effective Time.

     E. Concurrently with the execution and delivery of this Agreement, the employees identified in Schedule E to the Company Disclosure Letter will execute
                        ----------
employment agreements
substantially in the form attached to Schedule E to the Company Disclosure
                                      ----------
Letter (the "Employment Agreements").

     F. Immediately prior to the Effective Time of the Merger, all shares of Company Preferred Stock (as defined in Section 1.9) outstanding as of immediately prior to the Effective Time will convert into shares of Company Common Stock (as defined in Section 1.3) at the then applicable conversion ratio defined in the Articles of Incorporation of the Company, as amended to date.

     G. Upon the Effective Time of the Merger, and subject to the terms and conditions hereof, (i) the shares of capital stock of the Company that are outstanding immediately prior to the effectiveness of the Merger will be converted into shares of Common Stock of Parent, (ii) options to purchase Company capital stock that are outstanding immediately prior to the effectiveness of the Merger will be converted into options to purchase Common Stock of Parent, and (iii) Sub will be merged with and into the Company, in each case, as provided in this Agreement.

     Now, Therefore, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

                                   ARTICLE 1
                              Certain Definitions

     As used in this Agreement, the following terms will have the meanings set forth below:

     1.1 "Common Stock Conversion Number" means the quotient (calculated to the sixth decimal place) obtained by dividing (a) the Company Common Stock Amount Per Share by (b) the Parent Average Price Per Share.

     1.2 "Company Ancillary Agreements" means, collectively, the Certificate of Merger, the Agreement of Merger, each certificate to be delivered by the Company or an officer or officers of the Company at the Closing pursuant to Article 9 of this Agreement, and each other agreement (other than this Agreement) that the Company is to enter into as a party thereto pursuant to this Agreement.

     1.3 "Company Common Stock" means common stock, no par value, of the Company.

     1.4 "Company Common Stock Amount Per Share" means the quotient (calculated to the sixth decimal place) obtained by dividing (a) the Total Merger Consideration by (b) the Company Fully Diluted Share Number.

     1.5 "Company Convertible Debt" means (i) $645,000 in principal (and interest thereon) in connection with certain bridge notes from the Company to certain note holders, (ii) $1,942,046 in principal (and interest thereon) in connection with certain notes from the Company

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to the Schatz Revocable Trust, and (iii) any other convertible debt outstanding immediately prior to the Effective Time.

     1.6 "Company Fully Diluted Share Number" means the aggregate number of shares of Company Common Stock, Company Preferred Stock, Company Options (including the New Options, as set forth in Section 9.11 hereof) and any other option, warrant or other security exercisable or exchangeable for, or convertible into, Company Common Stock (each, on a fully exercised and converted to Common Stock basis) that are issued and outstanding immediately prior to the Effective Time.

     1.7 "Company Indebtedness" means all indebtedness, liabilities and obligations (inclusive of principal and interest), whether or not matured, of the Company.

     1.8 "Company Options" shall have the meaning given in Section 2.3 of this Agreement.

     1.9 "Company Preferred Stock" means, collectively, the Series A Preferred Stock, no par value, the Series B Preferred Stock, no par value, and the Series C Preferred Stock, no par value, of the Company.

     1.10 "Company Shareholders" means the record holders of issued and outstanding Company Common Stock and Company Preferred Stock immediately prior to the Effective Time.

     1.11 "Company Warrant" means an outstanding warrant to purchase Company Common Stock or an outstanding warrant to purchase Company Preferred Stock (collectively, "Company Warrants").

     1.12 "Core Company Shareholders" means those shareholders of the Company listed on Exhibit A attached hereto.
          ---------

     1.13 "Designated Debts" means the following liabilities, indebtedness and obligations of the Company: (i) One Million Dollars ($1,000,000) owed to Joel Schatz in connection with certain convertible bridge loans to the Company; (ii) Seven Hundred Fifty Thousand Dollars ($750,000) in principal (and interest thereon) owed to Silicon Valley Bank; (iii) accounts payable outstanding as of October 6, 2000; and (iv) accounts payable incurred in the ordinary course of the Company's business (including the Company's legal fees and expenses in connection with certain proposed financing transactions not to exceed $50,000) and payroll expenses accrued after October 6, 2000 and outstanding immediately prior to the Closing (as defined in Section 7.1).

     1.14 The "Effective Time" means the date and time on which the Merger first becomes legally effective under the laws of the States of Delaware and California as a result of the filing with (i) the Secretary of State of the State of Delaware of a Certificate of Merger in substantially the form attached hereto as Exhibit C-1 (the "Certificate of Merger") and (ii) the Secretary of
          -----------
State of the State of California of an Agreement of Merger in substantially the form attached

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hereto as Exhibit C-2 (the "Agreement of Merger") and any required related
          -----------
certificates pursuant to, and in conformity with, the requirements of Section 252 of the Delaware General Corporation Law ("Delaware Law") and Section 1100, et seq. of the California General Corporation Law ("California Law"), as applicable. The Effective Time shall occur at 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on the date of the filing of the Agreement of Merger and the Certificate of Merger with the Secretaries of the States of California and Delaware, respectively.

     1.15 "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     1.16 "Escrow Funds" means the Escrow Shares (as defined in Section 2.5 hereof) and stock dividends or stock issued in a stock split in respect of the Escrow Shares.

     1.17 "Escrow Release Date" means the day after the one-year anniversary of the Effective Time.

     1.18 "knowledge," means, with respect to the Company, with respect to any fact, circumstance, event or other matter in question, that any of the individuals identified in Schedule 1.18 to the Company Disclosure Letter has
                          -------------
actual or deemed knowledge of such fact, circumstance, event or other matter after reasonable inquiry of such fact, circumstance, event or other matter. An individual will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents, written or electronic, that are or have been in such individual's possession or that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities, or
(ii) such knowledge could be obtained from reasonable inquiry of those persons employed by the Company or Parent (as the case may be), and their respective subsidiaries, if any, charged with administrative or operational responsibility for such matter for such party.

     1.19 "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (as defined in Section 3.3.2 hereof).

     1.20 "Material Adverse Change" or "Material Adverse Effect," when used with reference to any entity or group of related entities, means any event, change, violation, inaccuracy, circumstance or effect (regardless of whether or not such events or changes are inconsistent with the representations or warranties made by such party in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible

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assets), business, employees, prospects, operations or results of operations of such entity and its subsidiaries, taken as a whole with its subsidiaries; provided, however, that in no event shall a change in the price of the publicly traded stock of Parent constitute, in and of itself, a Material Adverse Change or Material Adverse Effect in Parent.

     1.21 "Note" means that certain Convertible Promissory Note of the Company, dated October 10, 2000 in the principal sum of Nine Million Dollars ($9,000,000), payable to Parent or its assigns.

     1.22 "Parent Ancillary Agreements" means, collectively, each certificate to be delivered by Parent or an officer or officers of Parent at the Closing pursuant to Article 8 of this Agreement and each agreement (other than this Agreement) that Parent is to enter into as a party thereto pursuant to this Agreement.

     1.23 "Parent Average Price Per Share" means the average closing price of Parent Common Stock on the Nasdaq Stock Market for the ten (10) consecutive trading days ending with the last trading day prior to the Agreement Date.

     1.24 "Parent Common Stock" means the common stock, par value $0.001 per share, of Parent.

     1.25 "person" means any individual, corporation (including any not-for-profit corporation), partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

     1.26  "Termination Date" means November 30, 2000.

     1.27 "Total Merger Consideration" means One Hundred Fifty Million Dollars ($150,000,000) less the sum of (i) (a) all fees and expenses of the Company's investment bankers and (b) any Company legal or other fees and expenses in connection with the negotiation and documentation of the Merger in excess of $250,000, that have not been paid directly by the Company Shareholders prior to or at the Closing; (ii) all Company Indebtedness, other than Designated Debts and the Note, outstanding immediately prior to the Closing; and (iii) all principal amount (and interest on such principal amount) of the Note outstanding immediately prior to the Closing less (x) the remaining principal amount of the Note that the Company has not theretofore spent or committed to spend and (y) any principal amount of the Note that was used to pay or satisfy Designated Debts.

     Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 will have the meanings assigned to such terms in this Agreement.

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                                   ARTICLE 2
                                  The Merger

     2.1  Conversion of Shares.
          --------------------

          2.1.1  Conversion of Sub Stock. At the Effective Time, each share of
                 -----------------------
Sub common stock that is issued and outstanding immediately prior to the Effective Time will continue after the Effective Time to be an identical outstanding share of the Surviving Corporation (as defined in Section 2.6).

          2.1.2  Conversion of Company Common Stock.  Subject to the terms and
                 ----------------------------------
conditions of this Agreement, at the Effective Time, each share of Company Common Stock held by a Company Shareholder that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without the need for any further action on the part of the holder thereof (except as expressly provided herein), be converted into and represent the right to receive the number of shares of Parent Common Stock that is equal to the Common Stock Conversion Number. The preceding provisions of this Section 2.1.2 are subject to the provisions of Section 2.1.3 (regarding rights of holders of Dissenting Shares), Section 2.1.4 (regarding the elimination of fractional shares of Parent Common Stock), Section 2.1.5 (regarding the continuation of vesting and repurchase rights) and Section 2.5 (regarding the withholding of Escrow Funds).

          2.1.3  Dissenting Shares. Holders of shares of Company Common Stock
                 -----------------
who have complied with all requirements for perfecting shareholders' dissenting rights, as set forth in Section 1300 et seq. under the California Law, shall be entitled to their rights under the California Law with respect to such shares ("Dissenting Shares") pursuant to Section 7.3 hereof.

          2.1.4  Fractional Shares.  No fractional shares of Parent Common Stock
                 -----------------
will be issued in connection with the Merger. In lieu thereof, each holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock pursuant to Section 2.1.2, computed after aggregating all shares of Parent Common Stock to be received by such holder pursuant to Section 2.1.2, will instead receive from Parent, upon surrender of such holder's Company Certificates (as defined in Section 7.2.1 hereof) pursuant to Article 7 hereof, an amount of cash (rounded to the nearest cent) equal to the product obtained by multiplying (a) the Parent Average Price Per Share by
(b) the fraction of a share of Parent Common Stock that such holder would otherwise have been entitled to receive.

          2.1.5  Continuation of Vesting and Repurchase Rights. If any shares of
                 ---------------------------------------------
Company Common Stock outstanding immediately prior to the Effective Time are at the Effective Time unvested or are subject to a repurchase option (other than a right of first refusal) or any other condition providing that such shares may be forfeited to the Company upon any termination of the shareholder's employment, directorship or other relationship with the Company (and/or any affiliate of the Company) under the terms of any restricted stock purchase agreement, stock option agreement (including any stock option agreement under the Company Plan (as defined in Section 2.3)) or other agreement with the Company ("Unvested Company Shares"), then such repurchase option or other condition shall be assigned to Parent and the

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

shares of Parent Common Stock issued upon the conversion of such Unvested Company Shares in the Merger will continue to be unvested and will continue to be subject to the same repurchase options or conditions, as applicable, immediately following the Effective Time as they were subject to immediately prior to the Effective Time; provided, however, that the options and restricted capital stock of the Company beneficially owned by certain employees identified in Schedule 2.1.5 to the Company Disclosure Letter shall be treated as set forth
   --------------
in Schedule 2.1.5. The certificates representing such shares of Parent Common Stock shall accordingly be marked with appropriate legends noting such repurchase options or other conditions. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement (other than a right of first refusal).

     2.2   Adjustments for Capital Changes.  Notwithstanding the provisions of
           -------------------------------
Section 2.1, if Parent recapitalizes, either through a subdivision (or stock split) of any of its outstanding shares of Parent Common Stock into a greater number of such shares, or a combination (or reverse stock split) of any of its outstanding shares of Parent Common Stock into a lesser number of such shares, or reorganizes, reclassifies or otherwise changes its outstanding shares of Parent Common Stock into the same or a different number of shares of other classes or series of Parent stock (other than through a subdivision or combination of shares provided for in the preceding clause), or declares a dividend or other distribution on its outstanding shares payable in shares of Parent Common Stock, in shares or securities convertible into shares of Parent Common Stock and/or other Parent equity securities (each, a "Capital Change"), at any time after the Agreement Date and prior to the Effective Time, then the Parent Average Price Per Share and the Common Stock Conversion Number will be proportionally and equitably adjusted.

     2.3   Company Options.  At the Effective Time, all outstanding options
           ---------------
(collectively, "Company Options") to purchase Company Common Stock, including all Company Options granted under the Company's 1995 Stock Option Plan (the "Company Plan"), will be assumed by Parent and the Company's repurchase right with respect to any unvested shares of Company Common Stock acquired upon the exercise of Company Options shall be assigned to Parent. Each Company Option so assumed by Parent shall be entitled, in accordance with the terms of such option, to purchase after the Effective Time that number of shares of Parent Common Stock, determined by multiplying (a) the number of shares of Company Common Stock subject to such Company Option at the Effective Time by (b) the Common Stock Conversion Number. The exercise price per share for each such assumed option will equal the exercise price of the Company Option immediately prior to the Effective Time divided by the Common Stock Conversion Number. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share, then the number of shares of Parent Common Stock subject to such option will be rounded down to the nearest whole number and the exercise price of such option will be rounded up to the nearest cent. Except as provided herein or in any agreement ancillary hereto and to the extent permitted by applicable law, the term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of the Company Options will otherwise be unchanged. Continuous employment with the Company will be credited to an optionee for purposes of determining the number of shares that are vested after the Effective Time. Parent will cause the Parent Common Stock issued upon

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exercise of the assumed Company Options to be registered on Form S-8 of the
Securities and Exchange Commission ("SEC") within 15 business days after the Effective Time, and will exercise reasonable commercial efforts to maintain the effectiveness of such registration statement for so long as such assumed Company Options remain outstanding and will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise thereof. Parent will administer the Company Plan assumed pursuant to this Section 2.3 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act").

     2.4  Company Warrants and Company Convertible Debt.  Prior to the Effective
          ---------------------------------------------
Time, all Company Warrants shall have been fully exercised or terminated and all Company Convertible Debt shall have been fully converted.

     2.5  Escrow. At the Effective Time, Parent will withhold from the shares of
          ------
Parent Common Stock to be issued to Company Shareholders in the Merger upon conversion of their Company Common Stock pursuant to Section 2.1.2 hereof, each Company Shareholder's proportionate interest in that number of shares of Parent Common Stock having a value (based on the Parent Average Price Per Share) equal to ten percent (10%) of the Total Merger Consideration (such shares of Parent Common Stock withheld, being hereinafter referred to as the "Escrow Shares"). Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split, stock dividend, recapitalization or other similar event) in respect of Escrow Shares shall also be withheld in the Escrow Fund. Cash dividends or distributions or distributions of other property in respect of Escrow Funds shall not be added to the Escrow Funds but shall be distributed to the record holders of such Escrow Funds. Parent will hold the certificates representing such Escrow Shares as security for the Company Shareholders' indemnification obligations for Damages (as defined in Section 11.2) under Article 11 hereof. The Escrow Shares will be represented by a certificate or certificates issued in the names of each Company Shareholder in proportion to each such shareholder's interest therein and will be held by Parent, subject to the terms and conditions of Article 11 hereof, until the Escrow Release Date.

     2.6  Effects of the Merger.  At and upon the Effective Time of the Merger:
          ---------------------

               (a) the separate existence of Sub will cease and Sub will be merged with and into the Company, and the Company will be the surviving corporation of the Merger (sometimes hereinafter referred to as the "Surviving Corporation") pursuant to the terms of this Agreement, the Certificate of Merger and the Agreement of Merger;

               (b) the Articles of Incorporation of the Company will be amended and/or restated as set forth in the Agreement of Merger or an exhibit thereto, and as so amended and/or restated shall continue unchanged and be the Articles of Incorporation of the Surviving Corporation immediately after the Effective Time;

               (c) the Bylaws of the Company will continue unchanged and be the Bylaws of the Surviving Corporation immediately after the Effective Time;

               (d) each share of Company Common Stock that is outstanding immediately prior to the Effective Time will be converted as provided in this
Article 2;

               (e) each Company Option that is outstanding immediately prior to the Effective Time will be assumed and converted as provided in this Article 2;

               (f) each share of Sub common stock that is outstanding immediately prior to the Effective Time will continue to be an identical share of the Surviving Corporation as provided in Section 2.1.1;

               (g) the officers of the Surviving Corporation immediately after the Effective Time will be those individuals who were the officers of Sub immediately prior to the Effective Time, and each such individual shall, immediately after the Effective Time, hold the same office or offices of the Surviving Corporation as the office or offices that such individual held with Sub immediately prior to the Effective Time;

               (h) the members of the Board of Directors of the Surviving Corporation immediately after the Effective Time will be the members of the Board of Directors of Sub immediately prior to the Effective Time; and

               (i) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     2.7  Securities Law Issues; Registration Rights. Parent shall issue the
          ------------------------------------------
shares of Parent Common Stock to be issued to the Company Shareholders in the Merger pursuant to Section 2.1.2 pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D promulgated under the Securities Act and the exemption from qualification under the laws of the State of California and other applicable state securities laws. Parent and the Company shall comply with all applicable provisions of, and rules under, the Securities Act in connection with the offering and issuance of shares of Parent Common Stock in the Merger. Within the later of (i) 15 business days after the Effective Time and (ii) the date Parent becomes eligible to use Form S-3, consistent with the requirements of applicable law, Parent shall file with the SEC and use commercially reasonable efforts to cause to become effective as soon as practicable after its filing, a shelf registration statement on Form S-3 providing for the resale by the Company Shareholders of the shares of Parent Common Stock issued to them in the Merger pursuant to Section 2.1.2 hereof and shall use commercially reasonable efforts to keep effective such registration statement for a total of 30 trading days subject to Sections 12.2(f) and 12.3.

     2.8  Tax-Free Reorganization; No Representations by Parent.  The parties
          -----------------------------------------------------
intend that the Merger shall be treated as a "reorganization" within the meaning of Section 368(a) of the Code. Each of the parties hereto adopts this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations and agrees to use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and to report the Merger for federal and state income tax purposes in a manner consistent with such characterization. However, Parent makes no representations or warranties to the Company or to any Company Shareholder or other holder of Company securities regarding the tax treatment of the Merger, whether the Merger will qualify as a tax-free plan of reorganization under the Code, or any of the tax consequences to any Company Shareholder or such holder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby, and the Company and the Company Shareholders acknowledge that the Company and the Company Shareholders are relying solely on their own tax advisors in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.9  Further Assurances. If, at any time before or after the Effective
          ------------------
Time, Parent believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Parent, the Surviving Corporation and their respective officers and directors will execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

                                   ARTICLE 3
                 Representations and Warranties of The Company

     The Company represents and warrants to Parent that, except as set forth in the letter addressed to Parent from the Company and dated as of the Agreement Date (including all schedules thereto) that has been delivered by the Company to Parent concurrently with the parties' execution of this Agreement (the "Company Disclosure Letter"), each of the representations, warranties and statements contained in the following sections of this Article 3 is true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date (as defined in Section 7.1 hereof). For all purposes of this Agreement, the statements contained in the Company Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by the Company under Article 3 of this Agreement.

     3.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of California and has continuously been in good standing under the laws of the State of California at all times since its inception. The Company has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. The Company is qualified to transact business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities make such qualification necessary, except to the extent that any failure to qualify would not individually or in the aggregate have a Material Adverse Effect on the Company. The Company has delivered to Parent true and correct copies of the currently effective Articles of Incorporation and Bylaws of the Company, each as amended to date. The Company is not in violation of its Articles of Incorporation or Bylaws.

     3.2  Subsidiaries. The Company does not have any subsidiary or any equity
          ------------
or ownership interest, whether direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity. The Company is not obligated to make nor is it bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other entity.

     3.3  Power, Authorization and Validity.
          ---------------------------------

          3.3.1     Power and Authority. Subject to the approval of holders of a
                    -------------------
majority of the outstanding shares entitled to vote on the Agreement and the Merger of each of (i) the Company Common Stock, (ii) the Company Preferred Stock, (iii) the Company Series B Preferred Stock and (iv) any other shareholder approvals required by applicable law (together, the "Company Shareholder Approvals"), the Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all Company Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance by the Company of this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, have been duly and validly approved and authorized by the Company's Board of Directors. The Core Company Shareholders have executed and delivered to Parent Investment Representation Letters agreeing to vote in favor of the Merger and the execution, delivery and performance by the Company of this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, which votes are sufficient to approve each of the Company Shareholder Approvals.

          3.3.2     No Consents. Except for (a) the filing of the Certificate of
                    -----------
Merger and the Agreement of Merger with the Secretaries of State of Delaware and California, respectively, and (b) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities (or related laws) and the securities or antitrust laws of any foreign country, and (c) such other consents, approvals, orders, authorizations, registrations, declarations and filings, if any, that if not made or obtained by Company would not be material to Company's ability to consummate the Merger or to perform its obligations under this Agreement and the Company Ancillary Agreements, respectively, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority (each, a "Governmental Authority"), or any other person or entity, governmental or otherwise (including any consent, approval, order, authorization, registration, declaration or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")), is necessary or required to be made or obtained by the Company to enable the Company to lawfully execute and deliver, enter into, and to perform its obligations under, this Agreement and each of the Company Ancillary Agreements, or to consummate the Merger.

          3.3.3     Enforceability. This Agreement has been duly executed and
                    --------------
delivered by the Company. This Agreement and each of the Company Ancillary Agreements are, or when executed by the Company will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and
(b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     3.4  Capitalization of the Company.
          -----------------------------

          3.4.1   Outstanding Securities. The authorized capital stock of the
                  ----------------------
Company consists entirely of: (a) 25,000,000 shares of Company Common Stock, of which a total of 10,430,993 shares are issued and outstanding and (b) 7,195,000 shares of Company Preferred Stock, of which there are 1,395,000 shares of Company Series A Preferred Stock, 3,000,000 shares of Company Series B Preferred Stock, and 1,310,332 shares of Company Series C Preferred Stock issued and outstanding. The numbers of issued and outstanding shares of Company Common Stock and Company Preferred Stock held by each of the Company Shareholders are set forth in Schedule 3.4.1(a) to the Company Disclosure Letter. Except as
             -----------------
expressly set forth in Schedule 3.4.1(a), no shares of Company Common Stock or
                       -----------------
Company Preferred Stock are issued or outstanding. The Company holds no treasury shares. All shares of Company Preferred Stock outstanding as of immediately prior to the Effective Time will convert into shares of Company Common Stock on a one-to-one basis. An aggregate of 13,000,000 shares of Company Common Stock are reserved and authorized for issuance pursuant to the Company Plan, of which options to purchase a total of 7,789,500 shares of Company Common Stock are outstanding, which number excludes the New Options. Schedule 3.4.1(b) to the
                                                    -----------------
Company Disclosure Letter lists for each holder of a Company Warrant, the name of the holder of each such Company Warrant, the exercise price for each such Company Warrant, the number of shares or other securities covered by each such Company Warrant, the type of security covered by each such Company Warrant, the exercisability of each such Company Warrant, and any vesting schedule and the extent each such Company Warrant is vested as of the Agreement Date. True and complete copies of all Company Warrants have been delivered by the Company to Parent. The vesting or exercisability (or any other material terms) of any Company Warrant, except as disclosed in Schedule 3.4.1(c) to the Company
                                        -----------------
Disclosure Letter, will not accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Merger or the transactions contemplated hereby or the occurrence of any subsequent event.
Schedule 3.4.1(d) to the Company Disclosure Letter lists for each person who
-----------------
holds Company Options, the name of the holder of each such Company Option, the exercise price for each such Company Option, the number of shares or other securities covered by each such Company Option, the exercisability of each such Company Option, and the vesting schedule and the extent each such Company Option is vested as of the Agreement Date. True and complete copies of the standard agreement under the Company Plan and each agreement for each Company Option that does not conform to the standard agreement under the Company Plan have been delivered by the Company to Parent. The vesting or exercisability (or any other material terms) of any Company Option or Unvested Company Share, except as disclosed in Schedule 3.4.1(e) to the Company Disclosure Letter, will not
             -----------------
accelerate or otherwise change as a result of the execution and delivery of this Agreement or the consummation of the Merger or the transactions contemplated hereby or the occurrence of any subsequent event (such as the termination of employment of the option holder following consummation of the Merger). No Company Options have been granted or are outstanding except under and pursuant to the

Company Plan. No adjustment to the exercise price of any Company Option has occurred. Schedule 3.4.1(f) to the Company Disclosure Letter lists for each
          -----------------
holder of Company Convertible Debt, the name of the holder of each such Company Convertible Debt, the conversion price for each such Company Convertible Debt, the amount of such Company Convertible Debt, the number of shares or other securities into which such Company Convertible Debt is convertible, and the type of security into which such Company Convertible Debt is convertible. True and complete copies of all instruments evidencing Company Convertible Debt have been delivered by the Company to Parent.

          3.4.2     Valid Issuance. Except as contemplated by this Agreement, as
                    --------------
of the Closing Date, there will have been no change in the authorized or outstanding capital stock of the Company as represented in Section 3.4.1. All issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive right, right of first refusal, right of first offer or right of rescission, and have been offered, issued, sold and delivered by the Company in compliance with (a) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of the Company, other applicable Legal Requirements and (b) all requirements set forth in applicable agreements or instruments. All shares of Company Common Stock subject to issuance under Company Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All outstanding Company Options have been issued and granted in compliance with (a) all registration or qualification requirements (or applicable exemptions therefrom) of all applicable securities laws and, to the knowledge of the Company, other applicable Legal Requirements and (b) all requirements set forth in applicable agreements or instruments.

          3.4.3     No Other Options, Warrants or Rights. Other than as set
                    ------------------------------------
forth in Sections 3.4.1 and 3.4.2 above and as set forth in Schedule 3.4.3 to
                                                            --------------
the Company Disclosure Letter, there are no options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of the Company's authorized but unissued capital stock or any securities convertible into or exchangeable for any shares of the Company's capital stock or obligating the Company to grant, issue, extend, or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement to obtain any shares of the Company's capital stock, and there is no liability for dividends accrued but unpaid.

          3.4.4     No Voting Arrangements or Registration Rights. Except as
                    ---------------------------------------------
contemplated by this Agreement, and as set forth in Schedule 3.4.4(a) to the
                                                    -----------------
Company Disclosure Letter, there are no voting agreements, voting trusts or proxies applicable to any of the Company's outstanding capital stock or any Company Options or to the conversion of any shares of the Company's capital stock in the Merger pursuant to any agreement or obligation to which the Company is a party or, to the Company's knowledge, pursuant to any other agreement or obligation. Except as set forth in Schedule 3.4.4(b) to the Company Disclosure
                                    -----------------
Letter, the

Company is not under any obligation to register under the Securities Act any of its presently outstanding shares of stock or other securities or any stock or other securities that may be subsequently issued.

     3.5  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
any of the Company Ancillary Agreements by the Company, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under:
(a) any provision of the Articles of Incorporation or Bylaws of the Company as currently in effect; (b) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to the Company or any of its material assets or properties; or (c) any material instrument, agreement, contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether oral or in writing) to which the Company is a party or by which the Company or any of its material assets or properties are bound. Neither the Company's entering into this Agreement nor the consummation of the Merger or the transactions contemplated thereby will give rise to, or trigger the application of, any rights of any third party that would come into effect upon the consummation of the Merger. The consummation of the Merger by the Company will not require the consent, release, waiver or approval of any third party (including the consent of any party required to be obtained in order to keep any agreement between such party and the Company in effect following the Merger or to provide that the Company is not in breach or violation of any such agreement following the Merger), other than the Company Shareholder Approvals.

     3.6  Litigation.  There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against the Company (or against any officer, director, employee or agent of the Company in their capacity as such or relating to their employment, services or relationship with the Company) before any court, Governmental Authority, arbitrator or mediator, nor, to the Company's knowledge, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened. There is no judgment, decree, injunction, rule or order of any court, Governmental Authority or arbitrator outstanding against the Company. To the Company's knowledge, there is no basis for any person to assert a claim against the Company based upon: (a) the Company's entering into this Agreement or any Company Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Company Ancillary Agreement; or (b) a claim of ownership of, or options, warrants or other rights to acquire ownership of, any shares of the capital stock of the Company or any rights as a Company shareholder, including any option, warrant or preemptive rights or rights to notice or to vote, other than the rights of the Company Shareholders with respect to the Company Common Stock and Company Preferred Stock shown as being owned by such persons on Schedule
                                                                    --------
3.4.1(a) to the Company Disclosure Letter and the rights of holders of Company
--------
Options shown as being owned by such persons on Schedule 3.4.1(d) to the Company
                                                -----------------
Disclosure Letter.

     3.7  Taxes.
          -----

          3.7.1 The Company has timely filed all federal, state, local and foreign tax and information returns required to be filed by it, has timely paid all taxes required to be paid by it for which payment is due, except to the extent that an accrual or reserve for such taxes has been reflected in accordance with GAAP (as defined in Section 3.8 hereof) on the Balance Sheet (as defined in Section 3.8 hereof), has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable tax returns (which accrual or reserve as of the Balance Sheet Date (as defined in Section 3.8 hereof) is fully reflected on the Balance Sheet and in any more recent balance sheet of the Company provided by the Company to Parent on or before the Agreement Date), has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All such returns and reports are true, correct and complete, and the Company has provided Parent with true and correct copies of such returns and reports. The Company is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed against the Company or any of the officers, employees or agents of the Company in their capacity as such. The Company has not received any notification from the Internal Revenue Service or any other taxing authority regarding any material issues that: (a) are currently pending before the Internal Revenue Service or any other taxing authority (including but not limited to any sales or use tax authority) regarding the Company, or (b) have been raised by the Internal Revenue Service or other taxing authority and not yet finally resolved. No tax return of the Company is under audit by the Internal Revenue Service or any state or local taxing agency or authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable tax authority conducting such audit and all taxes and any penalties or interest determined by such audit to be due from the Company have been paid in full to the applicable taxing authorities. No tax liens are currently in effect against any assets of the Company other than liens that arise by operation of law for taxes not yet due and payable. There is not in effect any waiver by the Company of any statute of limitations with respect to any taxes nor has the Company agreed to any extension of time for filing any tax return that has not been filed; and the Company has not consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. The Company is not a "personal holding company" within the meaning of the Code. The Company has not filed any election under Section 341(f) of the Code. The Company has withheld all taxes, including but not limited to federal and state income taxes, FICA, Medicare, FUTA and other taxes, required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. Since its inception, the Company has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder (the "Regulations"), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Regulations. The Company neither is a party to nor has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement. The Company has never been distributed in a transaction qualifying under Section 355 of the Code, and the Company has never distributed any corporation in a transaction qualifying under
Section 355 of the Code.

          3.7.2 No benefit payable or that may become payable by the Company pursuant to any Company Benefit Arrangement (as defined in Section 3.16.4) or as a result of or arising under this Agreement or the Certificate of Merger or Agreement of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) that is subject to the imposition of an excise tax under Section 4999 of the Code or that would not be deductible by reason of
Section 280G of the Code.

          3.7.3 For the purposes of this Section, the terms "tax" and "taxes" include all federal, state, local and foreign income, alternative or add-on minimum income, gains, franchise, excise, property, property transfer, sales, use, employment, license, payroll, ad valorem, documentary, stamp, withholding, occupation, recording, value added or transfer taxes, governmental charges, fees, customs duties, levies or assessments (whether payable directly or by withholding), and, with respect to any such taxes, any estimated tax, interest, fines and penalties or additions to tax and interest on such fines, penalties and additions to tax.

     3.8  Company Financial Statements.  The Company has delivered to Parent as
          ----------------------------
an attachment to Schedule 3.8 to the Company Disclosure Letter an unaudited
                 ------------
consolidated balance sheet of the Company dated December 31, 1999 and an unaudited consolidated balance sheet of the Company dated September 30, 2000 and the Company's unaudited consolidated statements of operations, statements of cash flows and statements of changes in shareholders' equity for the year ended December 31, 1999 and unaudited consolidated statements of operations, statements of cash flows and statements of changes in shareholders' equity for the nine month period ended September 30, 2000 (all such financial statements of the Company and any notes thereto are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements: (a) are derived from and are in accordance with the books and records of the Company,
(b) fairly present the financial condition of the Company at the dates therein indicated and the results of operations for the periods therein specified, and
(c) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods except for any absence of notes to the Company Financial Statements. The Company has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those (a) shown on the Company's unaudited balance sheet as of September 30, 2000 included in the Company Financial Statements (the "Balance Sheet"), (b) that may have been incurred after September 30, 2000 (the "Balance Sheet Date") in the ordinary course of the Company's business consistent with its past practices, and (c) that are not material in amount, either individually or collectively, and are not required to be set forth in the Balance Sheet under GAAP. All reserves established by the Company that are set forth in or reflected in the Balance Sheet are adequate. At the Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("Statement No. 5") issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for in the Balance Sheet as required by Statement No. 5. The Financial Statements comply in all material respects with the American Institute of Certified Public Accountants' Statement of Position 97-2.

     3.9  Title to Properties.  The Company has good and marketable title to all
          -------------------
of its assets and properties (including those shown on the Balance Sheet), free and clear of all Encumbrances, other than liens for current taxes that are not yet due and payable and except for liens that in the aggregate do not secure more than $10,000 in liabilities. All machinery, vehicles, equipment and other tangible personal property owned or leased by the Company or used in its business are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed leasehold possession of the real or personal property that is the subject of the lease. The Company is not in violation in any material respect of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has the Company received any notice of violation of law with which it has not complied. The Company does not own any real property. Schedule 3.9 to the
                                                        ------------
Company Disclosure Letter sets forth a complete and accurate list and a brief description of all personal property owned or leased by the Company with an individual value of $1,000 or greater.

     3.10 Absence of Certain Changes.  Since December 31, 1999, the Company has
          --------------------------
operated its business in the ordinary course consistent with its past practices, and since such date there has not been with respect to the Company any:

               (a)  Material Adverse Change in the Company;

               (b) amendment or change in the Articles of Incorporation or Bylaws;

               (c) incurrence, creation or assumption by the Company of (i) any Encumbrance on any of the assets or properties of the Company, (ii) any obligation or liability or any indebtedness for borrowed money other than the Note, or (iii) any contingent liability as a guarantor or surety with respect to the obligations of others;

               (d) grant or issuance of any options, warrants or other rights to acquire from the Company, directly or indirectly, except as described in Sections 3.4.1 and 3.4.2 hereof, or any offer, issuance or sale by the Company of any debt or equity securities of the Company;

               (e) except as described in Section 3.4.1 and as provided in the amendments to the restricted stock purchase/stock option agreements with the individuals identified in Schedule 2.1.5 of the Company Disclosure
                                   --------------
     Letter, any acceleration or release of any vesting condition to the right to exercise any option, warrant or other right to purchase or otherwise acquire any shares of the Company's capital stock, or any acceleration or release of any right to repurchase shares of the Company's capital stock upon the shareholder's termination of employment or services with the Company or pursuant to any right of first refusal;

               (f) payment or discharge by the Company of any Encumbrance on any asset or property of the Company, or the payment or discharge of any liability of the Company, in each case that was not either shown on the Balance Sheet or incurred in the ordinary course of the Company's business after December 31, 1999, in an amount in excess of $10,000 for any single liability to a particular creditor;

               (g) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets (including intangible assets), properties or goodwill of the Company other than a non-exclusive license of any products or services of the Company made in the ordinary course of the Company's business consistent with its past practices;

               (h) damage, destruction or loss of any material property or material asset, whether or not covered by insurance;

               (i) except as contemplated by this Agreement, declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of the Company, or any split, combination or recapitalization of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any capital stock of the Company or any change in any rights, preferences, privileges or restrictions of any outstanding security of the Company;

               (j) other than the New Options, change or increase in an amount in excess of $10,000 in the compensation payable or to become payable to any of the officers, directors, or employees of the Company, or in any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents;

               (k) other than the New Options, change or increase in any amount, since September 15, 2000, in the compensation payable or to become payable to any of the officers, directors, or employees of the Company, or in any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents;

               (l) change with respect to the management, supervisory or other key personnel of the Company;

               (m) obligation or liability incurred by the Company to any of its officers, directors or shareholders, except for normal and customary compensation and expense allowances payable to officers in the ordinary course of the Company's business consistent with its past practices;

               (n) making by the Company of any loan, advance or capital contribution to, or any investment in, any officer, director or shareholder of the Company or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

               (o) entering into, amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business consistent with its past practices; or any written or oral indication or assertion by the other party thereto of any material problems with the Company's services or performance under such contract, lease, transaction, commitment or other right or obligation or its desire to so amend, relinquish, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

               (p) material change in the manner in which the Company extends discounts, credits or warranties to customers or otherwise deals with its customers;

               (q) entering into by the Company of any transaction, contract or agreement that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on the part of the Company that involves in excess of $20,000 or that is not entered into in the ordinary course of the Company's business, or the conduct of any business or operations other than in the ordinary course of the Company's business consistent with its past practices;

               (r) license, transfer or grant of a right under any Company IP Rights (as defined in Section 3.13 below), other than those licensed, transferred or granted in the ordinary course of the Company's business consistent with its past practices; or

               (s) agreement or arrangement made by the Company to take any action that, if taken prior to the Agreement Date, would have made any representation or warranty of the Company set forth in Article 3 of this Agreement untrue or incorrect as of the date when made.

     3.11 Contracts and Commitments/Licenses and Permits.  Schedule 3.11(a)
          ----------------------------------------------   ----------------
through (l) to the Company Disclosure Letter sets forth a list of each of the
        ---
following written or oral contracts, agreements, leases, licenses, permits, assignments, mortgages, transactions, obligations, commitments or other instruments to which the Company is a party or to which the Company or any of its assets or properties is bound:

               (a) any contract or agreement providing for payments (whether fixed, contingent or otherwise) by or to the Company in an aggregate amount of $20,000 or more;

               (b) any dealer, distributor, OEM (original equipment manufacturer), VAR (value added reseller), sales representative or similar agreement under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of the Company;

               (c) any contract providing for the development of any software, content (including without limitation textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) the Company, or providing for the purchase or license of any software, content (including without limitation textual content and visual or graphics content), technology or intellectual property to (or for the benefit or use of) the Company, which software, content, technology or intellectual property is in any manner used or incorporated (or is contemplated by the Company to be used or incorporated) in connection with any aspect or element of any product, service or technology of the Company (other than software generally available to the public at a per copy license fee of less than $1,000 per copy) to the extent necessary for the conduct of the business of the Company as presently conducted or contemplated;

               (d) any joint venture or partnership contract or other agreement (excluding any license agreements otherwise listed in Schedule 3.11(a)
                                                           ----------------
     through (l)) that has involved, or is reasonably expected to involve, a
             ----
     sharing of profits, expenses or losses with any other party;

               (e) any contract or commitment for or relating to the employment of any officer, employee or consultant of the Company or any other type of contract or understanding with any officer, employee or consultant of the Company that is not immediately terminable by the Company without cost or other liability;

               (f) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

               (g) any lease or other agreement under which the Company is lessee of or holds or operates any items of tangible personal property or real property owned by any third party;

               (h) any agreement that restricts the Company from engaging in any aspect of its business; from participating or competing in any line of business or market; from freely setting prices for the Company's products, services or technologies (including but not limited to most favored customer pricing provisions); from engaging in any business in any market or geographic area; or from soliciting potential employees, consultants, contractors or other suppliers or customers;

               (i)  any Company IP Rights Agreement (as defined in Section
     3.13);

               (j) any agreement relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of capital stock or other securities of the Company or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those agreements conforming to the standard agreement under the Company Plan;

               (k)  any contract with or commitment to any labor union; and

               (l)  any Governmental Permit (as defined in Section 3.14.3).

     A true and complete copy of each agreement or document required by these subsections (a) through (l) of this Section to be listed on Schedule 3.11 to the
                                                            -------------
Company Disclosure Letter (such agreements and documents being hereinafter collectively referred to as the "Company Material Agreements") and a copy of each Governmental Permit required by subsection (l) of this Section to be listed on Schedule 3.11 to the Company Disclosure Letter has been delivered or made
   -------------
available to Parent's legal counsel.

     3.12 No Default; No Restrictions.
          ---------------------------

               (a) The Company is not, nor to the Company's knowledge is any other party, in material breach or default under any Company Material Agreement. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or to the Company's knowledge, would reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Company Material Agreement, or (ii) to the Company's knowledge, give any third party (A) the right to declare a default or exercise any remedy under any Company Material Agreement, (B) the right to a rebate, chargeback, penalty or change in delivery schedule under any Company Material Agreement, (C) the right to accelerate the maturity or performance of any obligation of the Company under any Company Material Agreement, or (D) the right to cancel, terminate or modify any Company Material Agreement. The Company has not received any written, or, to the Company's knowledge, oral notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Material Agreement. The Company has no material liability for renegotiation of government contracts or subcontracts, if any.

               (b)  Except as listed in Schedule 3.11(h) to the Company
                                        ----------------
     Disclosure Letter, the Company is not a party to, and no asset or property of the Company is bound or affected by, any judgment, injunction, order, decree, contract, covenant or agreement (noncompete or otherwise) that restricts or prohibits, or purports to restrict or prohibit, the Company or, following the Effective Time, the Surviving Corporation or Parent, from freely engaging in any business now conducted or contemplated by the Company or from competing anywhere in the world (including any contracts, covenants or agreements restricting the geographic area in which Company may sell, license, market, distribute or support any products or technology or provide services; or restricting the markets, customers or industries that the Company may address in operating its business; or restricting the prices which the Company may charge for its products or technology or services), or includes any grants by the Company of exclusive rights or licenses.

     3.13 Intellectual Property.
          ---------------------

          3.13.1    The Company (i) owns and has independently developed, or
(ii) has the valid right or license to use, possess, develop, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property (as defined below) used in the conduct of the Company Business (as defined below) (such Intellectual Property being hereinafter collectively referred to as the "Company IP Rights"). Such Company IP Rights are sufficient for such conduct of the Company Business. As used herein, the term "Company Business" means the business of the Company as presently conducted and as presently proposed to be conducted. As used herein, the term "Intellectual Property" means, collectively, all worldwide industrial and intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark registrations and applications therefor, trade dress rights, trade names, service marks, service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, copyrights, copyright registrations and applications therefor, mask work rights, mask work registrations and applications therefor, franchises, licenses, inventions, trade secrets, know-how, customer lists, supplier lists, proprietary processes and formulae, software source code and object code, algorithms, net lists, architectures, structures, screen displays, photographs, images, layouts, inventions, development tools, designs, blueprints, specifications, technical drawings (or similar information in electronic format) and all documentation and media constituting, describing or relating to the foregoing, including manuals, programmers' notes, memoranda and records. As used in this Section 3.13, "Company-Owned IP Rights" means Company IP Rights that are owned or exclusively licensed to the Company; and "Company-Licensed IP Rights" means Company IP Rights that are not Company-Owned IP Rights.

          3.13.2 Neither the execution, delivery and performance of this Agreement, the Certificate of Merger, the Agreement of Merger, or the consummation of the Merger and the other transactions contemplated by this Agreement and/or by Company Ancillary Agreements will, in accordance with their terms: (a) constitute a material breach of or default under any instrument, contract, license or other agreement governing any Company IP Right (collectively, the "Company IP Rights Agreements"); (b) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company IP Right; or (c) materially impair the right of the Company or the Surviving Corporation to use, possess, sell or license any Company IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by the Company to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Company IP Rights by the Company to the extent necessary for the conduct of the Company Business and none will become payable as a result of the consummation of the transactions contemplated by this Agreement.

          3.13.3 Neither the use, development, manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by the Company or currently under development by the Company violates any license or agreement between the Company and any third party or infringes or misappropriates any Intellectual Property Right of any other party; and there is no pending or, to the Company's knowledge, threatened claim or litigation contesting the validity, ownership or right of the Company to exercise any Company IP Right, nor to the knowledge of the Company, is there any legitimate basis for any such claim, nor has the Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Company, is there any legitimate basis for any such assertion. No present or past Company products use any Groxis IP or any derivative thereof. "Groxis IP" means Intellectual Property assigned by the Company to Groxis, Inc. in that certain Assignment Agreement dated March 30, 2000.

          3.13.4 No current or former employee (when such former employee was employed by the Company), consultant or independent contractor of the Company:
(a) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, noncompetition agreement or any other contract or agreement with any other party by virtue of such employee's, consultant's, or independent contractor's being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission; or (b) has developed or did develop any technology, software or other copyrightable, patentable, or otherwise proprietary work for the Company that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The employment of any employee of the Company or the use by the Company of the services of any consultant or independent contractor does not subject the Company to any liability to any third party for improperly soliciting such employee or consultant, or independent contractor to work for the Company, whether such liability is based on contractual or other legal obligations to such third party.

          3.13.5 The Company has taken all reasonably necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Company IP Rights and to preserve and maintain all the Company's interests and proprietary rights in the Company IP Rights. All officers, employees and consultants of the Company having access to proprietary information of the Company, its customers or business partners and inventions owned by the Company, have executed and delivered to the Company an agreement regarding the protection of such proprietary information and the assignment of the Company's inventions to the Company (in the case of proprietary information of the Company's customer and business partners, to the extent required by such customers and business partners); and copies of all such agreements have been delivered to Parent's counsel. The Company has secured valid written assignments from all of the Company's consultants, contractors and employees who were involved in, or who contributed to, the creation or development of any Company-Owned IP Rights, of the rights to such contributions that may be owned by such persons or that the Company does not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of the Company has any right, license, claim or interest whatsoever in or with respect to any Company IP Rights.

          3.13.6  Schedule 3.13.6 to the Company Disclosure Letter contains a
                  ---------------
true and complete list of (i) all worldwide registrations made by or on behalf of the Company of any patents, copyrights, mask works, trademarks, service marks, Internet domain names or Internet or World Wide Web URLs or addresses with any governmental or quasi-governmental authority, including Internet domain name registries; and (ii) all applications, registrations, filings and other formal written governmental actions made or taken pursuant to federal, state and foreign laws by the Company to secure, perfect or protect its interest in Company IP Rights, including all patent applications, copyright applications, and applications for registration of trademarks and service marks. All registered patents, trademarks, service marks, Internet domain names, Internet or World Wide Web URLs or addresses, and copyrights held by the Company are valid, enforceable and subsisting and the Company is the record owner thereof.

          3.13.7 The Company owns all right, title and interest in and to all Company-Owned IP Rights free and clear of all Encumbrances and licenses (other than licenses and Encumbrances or other rights listed in Schedule 3.13.8). The
                                                         ---------------
Company's right, license and interest in and to all Company-Licensed IP Rights are free and clear of all Encumbrances resulting from agreements to which the Company or its licensees are a party, and all licenses to which the Company or its licensees are a party (other than licenses and Encumbrances or other rights listed in Schedule 3.13.8).
          ---------------

          3.13.8  Schedule 3.13.8 to the Company Disclosure Letter contains a
                  ---------------
true and complete list of (i) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person or entity is authorized to use any Company IP Rights, and (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party Intellectual Property.

          3.13.9 Neither the Company, nor any other party acting on its behalf, has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the disclosure or delivery by the Company or any other party acting on the Company's behalf to any party of any Company Source Code (as defined below). Schedule 3.13.9 of the Company Disclosure Letter identifies each
                ---------------
contract, agreement and instrument (whether written or oral) pursuant to which the Company has deposited, or is or may be required to deposit, with an escrow holder or any other party, any Company Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Company Source Code. As used in this Section 3.13.9, "Company Source Code" means, collectively, any software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code, of any Company-Owned IP Rights or any other product or service marketed or currently proposed to be marketed by the Company.

          3.13.10 To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company IP Rights by any third party, including any employee or former employee of the Company. The Company has not agreed to indemnify any person for any infringement of any Intellectual Property of any third party by any product or service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed, or provided by the Company.

          3.13.11 All software developed by the Company and licensed by the Company to customers and all services provided by or through the Company to customers on or prior to the Closing Date conform in all material respects (to the extent required in contracts with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers and the Company has no material liability (and, to the Company's knowledge, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any material liability relating to the foregoing contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Balance Sheet.

          3.13.12 No government funding; facilities of a university, college, other educational institution or research center; or funding from third parties (other than funds received in consideration for capital stock of the Company) was used in the development of the computer software programs or applications owned by the Company. No current or former employee, consultant or independent contractor of the Company, who was involved in, or who contributed to, the creation or development of any Company IP Rights, has performed services for the government, university, college, or other educational institution or research center during a period in which such employee, consultant or independent contractor was also performing services for the Company, except as listed in Schedule 3.13.12 to the Company Disclosure
                                 ----------------
Letter. For those persons listed, no such institution has any rights in the work product resulting from services performed for the Company by the person listed.

          3.13.13 The Employee Innovations and Proprietary Rights Assignment Agreement, effective as of June 14, 1994, between Joel Schatz and the Company is in full force and effect.

     3.14 Compliance with Laws.
          --------------------

          3.14.1 The Company has materially complied, and is now and at the Closing Date will be in material compliance with, all applicable federal, state or local laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees, and to the Company's knowledge, all foreign laws, ordinances, regulations and rules, applicable to it or to its assets, properties and business (and any regulations promulgated thereunder) (collectively, "Applicable Law"). The Company holds all valid licenses and other governmental permits that are necessary and/or legally required to be held by it to conduct its business as presently conducted.

          3.14.2 All materials, products and services distributed or marketed by the Company have at all times made all material disclosures to users or customers required by Applicable Law and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive in any material respect.

          3.14.3 The Company holds all material permits, licenses and approvals from, and has made all material filings with, government (and quasi-governmental) agencies and authorities, that are necessary for the Company to conduct its present business without any violation of Applicable Law ("Governmental Permits") and all such Governmental Permits are in full force and effect. The Company has not received any notice or other communication from any Governmental Authority regarding (a) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

          3.14.4 Neither the Company nor any director, officer, agent or employee of the Company has, for or on behalf of the Company, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other payment in violation of Applicable Law.

     3.15  Certain Transactions and Agreements.  None of the officers and
           -----------------------------------
directors of the Company and, to the Company's knowledge, none of the employees or shareholders of the Company, nor any member of their immediate families, has any direct ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than two percent of the stock of any corporation whose stock is publicly traded). To the Company's knowledge, none of the officers, directors, employees or shareholders of the Company, nor any member of their immediate families, has any indirect ownership interest in any firm or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than two percent of the stock of any corporation whose stock is publicly traded). None of said officers, directors, employees or shareholders or any member of their immediate families, is a party to, or otherwise directly or indirectly interested in, any contract or informal arrangement with the Company, except for normal compensation for services as an officer, director or employee thereof that have been disclosed to Parent. None of said officers, directors, employees, shareholders or family members has any interest in any property, real or personal, tangible or intangible (including but not limited to any Company IP Rights or any other Intellectual Property) that is used in, or that pertains to, the business of the Company, except for the rights of a shareholder under applicable law.

     3.16  Employees, ERISA and Other Compliance.
           -------------------------------------

           3.16.1 The Company is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, immigration, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, and has correctly classified employees as exempt employees and non-exempt employees under the Fair Labor Standards Act. A list of all employees, officers and consultants of the Company and their current title and/or job description and compensation is set forth on Schedule 3.16.1 to the Company Disclosure Letter. The Company does not
         ---------------
have any employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

           3.16.2 The Company (a) is not now, nor has ever been, subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (d) has no current labor disputes. The Company has good labor relations, and has no knowledge of any facts indicating that the consummation of the Merger or any of the other transactions contemplated hereby will have a material adverse effect on such labor relations, and has no knowledge that any of its key employees intends to leave their employ. All of the employees of the Company are legally permitted to be employed by the Company in the United States of America in their current job capacities.

           3.16.3 The Company has no pension plan, which constitutes, or has since the enactment of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") constituted, a "multiemployer plan" as defined in Section 3(37) of ERISA. No pension plan of the Company is subject to Title IV of ERISA.

          3.16.4 (a)  Schedule 3.16.4 to the Company Disclosure Letter lists
                      ---------------
each employment, severance or other similar contract, arrangement or policy, each "employee benefit plan" as defined in Section 3(3) of ERISA and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors that is entered into, maintained or contributed to by the Company or any ERISA Affiliate and covers any employee or former employee of the Company. Such contracts, plans and arrangements as are described in this Section 3.16.4 are hereinafter collectively referred to as "Company Benefit Arrangements." For purposes of this Section 3.16, "ERISA Affiliate" shall mean any entity which is a member of: (i) a "controlled group of corporations", as defined in Section 414(b) of the Code; (ii) a group of entities under "common control", as defined in Section 414(c) of the Code; or
(iii) an "affiliated service group", as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes the Company or any subsidiary of the Company.

          (b) Each Company Benefit Arrangement has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Company Benefit Arrangement and, unless otherwise indicated in Schedule 3.16.4 to the Company Disclosure Letter, each such Company Benefit
   ---------------
Arrangement that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter that such plan satisfied the requirements of the Tax Reform Act of 1986 (a copy of which letter(s) have been delivered to Parent and its legal counsel). No Company Benefit Arrangement will be subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

          (c) The Company has delivered to Parent or its legal counsel a complete and correct copy and description of each Company Benefit Arrangement.

          (d) The Company has timely filed and delivered to Parent and its legal counsel the most recent annual report (Form 5500) for each Company Benefit Arrangement that is an "employee benefit plan" as defined under ERISA.

          (e) The Company has not ever been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that the Company sponsors as employer or in which the Company participates as an employer, which was not otherwise exempt pursuant to

Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or that could result in an excise tax under the Code.

          (f) All contributions due from the Company with respect to any of Company Benefit Arrangements have been made or have been accrued on the Company's financial statements (including without limitation the Company Financial Statements), and no further contributions will be due or will have accrued thereunder as of the Closing Date.

          (g) All individuals who, pursuant to the terms of any Company Benefit Arrangement, are entitled to participate in any such Company Benefit Arrangement, are currently participating in such Company Benefit Arrangement or have been offered an opportunity to do so and have declined in writing.

          (h) The Company will have no liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement in excess of $100,000.

          3.16.5 There has been no amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Company Benefit Arrangement that would increase materially the expense of maintaining such Company Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 1999.

          3.16.6 The group health plans (as defined in Section 4980B(g) of the Code) that benefit employees of the Company are in compliance, in all material respects, with the continuation coverage requirements of Section 4980B of the Code, as such requirements affect the Company and its employees. As of the Closing Date, there will be no material outstanding, uncorrected violations under the Consolidation Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any of Company Benefit Arrangements, covered employees, or qualified beneficiaries that could result in a Material Adverse Effect on the Company, or in a Material Adverse Effect on Parent after the Effective Time.

          3.16.7  Unless otherwise indicated in Schedule 3.16.7 to the Company
                                                ---------------
Disclosure Letter, no benefit payable or that may become payable by the Company pursuant to any Company Benefit Arrangement or as a result of or arising under this Agreement, the Certificate of Merger or the Agreement of Merger will constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) that is subject to the imposition of an excise tax under Section 4999 of the Code or which that not be deductible by reason of Section 280G of the Code. Unless otherwise indicated in Schedule 3.16.7 to the Company Disclosure
                                     ---------------
Letter, the Company is not a party to any: (a) agreement with any executive officer or other key employee thereof (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company in the nature of the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, (ii) providing any term of employment or compensation guarantee, or
(iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Company Ancillary Agreement.

     3.17  Corporate Documents.  The Company has made available to Parent or
           -------------------
its legal counsel for examination all documents and information listed in the Company Disclosure Letter or in any schedule thereto or in any other exhibit or schedule called for by this Agreement that have been requested by Parent or its legal counsel, including the following: (a) copies of Company's Articles of Incorporation and Bylaws as currently in effect; (b) the Company's minute book containing all records of all proceedings, consents, actions, and meetings of Company shareholders, board of directors and any committees thereof; (c) the Company's stock ledger, option ledger, and warrant ledger and journal reflecting all stock issuances and transfers, and all grants of options and warrants to purchase Company capital stock and other Company securities; (d) all permits, orders, and consents issued by, and filings by the Company with, any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders, and consents; and (e) all the Company Material Agreements.

     3.18  No Brokers.  Except for the fees and expenses payable to Banc of
           ----------
America Securities LLC in accordance with that certain letter agreement dated September 30, 2000, neither the Company nor any affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement. Parent will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party (including to Banc of America Securities LLC) as a result of, this Agreement, the Merger or any act or omission of the Company, any of its employees, officers, directors, shareholders, agents or affiliates.

     3.19  Books and Records.
           -----------------

           3.19.1 The books, records and accounts of the Company (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years,
(c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (d) accurately and fairly reflect the basis for the Company Financial Statements.

           3.19.2 The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets; and (c) the amount recorded for assets on the books and records of the

Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.20  Insurance.  Since its organization, the Company has maintained, and
           ---------
now maintains all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. All policies of insurance now held by the Company are set forth in
Schedule 3.20 to the Company Disclosure Letter, together with the name of the
-------------
insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

     3.21  Environmental Matters.
           ---------------------

           3.21.1 The Company is in material compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a governmental body, citizens groups, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and there are no circumstances that may prevent or interfere with the compliance by the Company with any current Environmental Law in the future. To the Company's knowledge, no current or prior owner of any property leased or possessed by the Company has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All governmental authorizations currently held by the Company pursuant to any Environmental Law (if any) are identified in Schedule 3.21 of the Company
                                             -------------
Disclosure Letter.

           3.21.2 For purposes of this Section 3.21: (a) "Environmental Law" means any federal, state or local statute, law regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (b) "Material of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     3.22  Board Actions.  The Board of Directors of the Company (a) has
             -------------
unanimously determined that the Merger is in the best interests of the Company Shareholders and is on terms that are fair to such Company Shareholders, and has recommended the Merger to the Company Shareholders, and (b) will submit the Merger, this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby and thereby, to the extent that shareholder approval is required thereof under Applicable Law and the Company's Articles of Incorporation and Bylaws, to the vote and approval of the holders of (i) the Company Common Stock, (ii) the Company Preferred Stock and (iii) the Company Series B Preferred Stock.

          3.23  No Existing Discussions.  Neither the Company nor any director,
                -----------------------
     officer, shareholder, employee or agent of the Company is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction (as defined in Section 5.7).

          3.24  HSR Act.
                -------

                    (a) The Company is not a "$10 million person" as defined under the rules and regulations of the HSR Act, and the Company is not "engaged in manufacturing" for purposes of the HSR Act.

                    (b) There is no person, or group of persons under Common Control, who Control(s) the Company. For the purposes of this Section, the term "Control" or "Controlling" means either: (a) holding beneficial ownership, whether direct or indirect through fiduciaries, agents, controlled entities or other means, of fifty percent (50%) or more of the outstanding voting securities of an issuer; or (b) in the case of an entity that has no outstanding voting securities, having the right to fifty percent (50%) or more of the profits of the entity, or having the right in the event of dissolution to fifty percent (50%) or more of the assets of the entity; or (c) having the contractual power presently to designate fifty percent (50%) or more of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions. For the purposes of this Section, "Common Control" means sharing an Ultimate Parent. For the purposes of this Section, "Ultimate Parent" means a person who is not Controlled by any other entity.

          3.25  Disclosure.  Neither this Agreement, its exhibits and schedules
                ----------
     and the Company Disclosure Letter, nor any Company Ancillary Agreements delivered by the Company to Parent under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                   ARTICLE 4
               Representations and Warranties of Parent and Sub

          Parent and Sub hereby represent and warrant to the Company that, except as set forth in the letter addressed to the Company from Parent and dated as of the Agreement Date that has been delivered by Parent to the Company concurrently herewith (the "Parent Disclosure Letter"), each of the following representations, warranties and statements contained in the following Sections of this Article 4 are true and correct as of the Agreement Date and will be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Parent Disclosure Letter and its schedules shall also be deemed to be representations and warranties made and given by Parent and Sub under Article 4 of this Agreement.

     4.1  Organization and Good Standing.  Parent is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business. Parent owns all of the issued and outstanding capital stock of Sub. Each of Parent and Sub is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed would not have a Material Adverse Effect on Parent. Parent has made available to the Company accurate and complete copies of the Certificates of Incorporation and Bylaws of Parent and Sub, as currently in full force and effect. Neither Parent nor Sub is in violation of its Certificate of Incorporation or Bylaws.

     4.2  Power, Authorization and Validity.
          ---------------------------------

          4.2.1  Power and Authority. Parent has all requisite corporate power
                 -------------------
and authority to enter into, execute, deliver and perform its obligations under, this Agreement and all the Parent Ancillary Agreements and to consummate the Merger. The Merger and the execution, delivery and performance of this Agreement and each of the Parent Ancillary Agreements by Parent have been duly and validly approved and authorized by Parent's Board of Directors in compliance with Applicable Law and Parent's Certificate of Incorporation and Bylaws. Neither the Merger nor the execution, delivery and performance of this Agreement and each of the Parent Ancillary Agreements by Parent requires the approval of Parent's stockholders. Sub has all requisite corporate power, capacity and authority to execute, deliver and perform its obligations under, this Agreement and all the Sub Ancillary Agreements and to consummate the Merger. The execution, delivery and performance of this Agreement and each of the Sub Ancillary Agreements by Sub have been duly and validly approved and authorized by Sub's Board of Directors and its sole stockholder in compliance with Applicable Law and Sub's Certificate of Incorporation and Bylaws.

          4.2.2  No Consents. No consent, approval, order or authorization of,
                 -----------
or registration, declaration or filing with, any court, administrative agency, commission or other Governmental Authority, or any other person or entity, governmental or otherwise (including any consent, approval, order, authorization, registration, declaration or filing pursuant to the HSR Act) is necessary or required to be made or obtained by Parent or Sub to enable Parent and Sub to enter into, and to perform their respective obligations under, this Agreement, the Parent Ancillary Agreements or the Sub Ancillary Agreements, respectively, and for Parent and Sub to consummate the Merger, except for: (a) the filing of the Certificate of Merger and the Agreement of Merger with the Secretaries of State for the States of Delaware and California,
  respectively, as required under the Delaware Law and California Law; (b) the filing by Parent with the SEC or any state securities law authorities of any notices or filings required in connection with the exemptions from the registration or qualification requirements of the Securities Act and/or applicable state securities laws that Parent relies on in issuing shares of Parent Common Stock pursuant to this Agreement; (c) the filing by Parent of such reports and information with the SEC under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (d) the filing by Parent with the SEC of the Form S-3 registration statement to be filed by Parent pursuant to this Agreement; (e) the filing by Parent with the SEC of the Form S-8 registration statement to be filed by Parent pursuant to this Agreement; (f) such other filings as may be required by the Nasdaq Stock Market with respect to the Merger and the other transactions contemplated by this Agreement, and the issuance of the shares of Parent Common Stock and the assumption of Company Options by Parent in the Merger; (g) such other filings, if any, as may be required in order for Parent to comply with applicable federal and state securities laws; and (h) such other consents, approvals, orders, authorizations, registrations, declarations and filings, if any, that if not made or obtained by Parent or Sub would not be material to Parent's or Sub's ability to consummate the Merger or to perform their respective obligations under this Agreement, the Parent Ancillary Agreements and the Sub Ancillary Agreements, respectively.

          4.2.3  Enforceability. This Agreement and the Parent Ancillary
                 --------------
  Agreements are, or when executed by Parent will be, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and the Sub Ancillary Agreements are, or when executed by Sub will be, valid and binding obligations of Sub, enforceable against Sub in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

     4.3  Parent and Sub Capital Structure.
          --------------------------------

               (a) The authorized capital stock of Parent consists of 100,000,000 shares of common stock, par value $0.001 per share, of which there were 49,500,418 shares issued and outstanding as of September 30, 2000; and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding as of September 30, 2000. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable. As of September 30, 2000, there were: (i) options outstanding to purchase an aggregate of 12,790,535 shares of Parent Common Stock pursuant to Parent's stock option plans, and options outstanding to purchase an aggregate of 16,929 shares of Parent Common Stock which were assumed by Parent in connection with its acquisition of Neonyoyo, Inc.; (ii) warrants outstanding to purchase an aggregate of 60,554 shares of Parent Common Stock; (iii) 753,478 shares of Parent Common Stock reserved for future issuance under Parent's 1999 Employee Stock Purchase Plan; and (iv) 4,059,992 shares of Parent Common Stock reserved for future issuance under Parent's 2000

Stock Incentive Plan. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of Sub consists of 100 shares of common stock, $0.01 par value per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the outstanding shares of Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

          (c) The Parent Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be issued in compliance with all material applicable federal and state securities laws.

     4.4  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
  any of the Parent Ancillary Agreements or Sub Ancillary Agreements by Parent or Sub, nor the consummation of the Merger or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of or constitute a default under: (a) any provision of the Certificates of Incorporation or Bylaws of Parent or Sub as currently in effect; (b) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Parent or Sub or any of their respective material assets or properties; or (c) any note, bond, mortgage, indenture, lease, license, permit, franchise, material instrument, agreement, or contract, undertaking, understanding, letter of intent, memorandum of understanding or commitment (whether verbal or in writing) to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their respective material assets or properties are bound.

     4.5  SEC Filings.
          -----------

               (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since the effective date of the registration statement for Parent's initial public offering. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Report.

               (b) Each of the audited consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing Date, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 1O-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The audited balance sheet of Parent contained in Parent SEC Reports as of December 31, 1999 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, since December 31, 1999, neither Parent nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

     4.6  Absence of Certain Changes. Except as set forth in the Parent SEC
          --------------------------
  Reports, since December 31, 1999, Parent has conducted its business in the ordinary course consistent with past practices and there has not occurred: (a) any change, event or condition (whether or not covered by insurance) that has resulted in a Material Adverse Effect on Parent; (b) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent or any revaluation by Parent of any of its assets; or (c) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of any of its shares of capital stock.

                                   ARTICLE 5
                     Pre-Closing Covenants of The Company

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with the provisions of Article 10, the Company covenants and agrees with Parent as follows:

     5.1  Advice of Changes.  The Company will promptly advise Parent in writing
          -----------------
  of any (a) event occurring subsequent to the Agreement Date that would render any representation or warranty of the Company contained in Article 3 of this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate and (b) Material Adverse Change in the Company.

     5.2  Maintenance of Business.  The Company will carry on and preserve its
          -----------------------
  business and its relationships with customers, advertisers, suppliers, employees and others with whom the Company has contractual relations in substantially the same manner as it has prior to the Agreement Date consistent with past practices. If the Company becomes aware of a material deterioration in the relationship with any key customer, key advertiser, key supplier or key employee, it will promptly bring such information to the attention of Parent in writing and, if requested by Parent, will exert reasonable commercial efforts to promptly restore the relationship.

     5.3  Conduct of Business. The Company will continue to conduct its business
          -------------------
  and maintain its business relationships in the ordinary and usual course and the Company will not, without the prior written consent of Parent:

               (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person other than in the ordinary course of business consistent with past practices;

               (b) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of the Company's business consistent with the Company's past practices and other than loans in an aggregate amount of $250,000 to Company officers to facilitate such Company officers' exercise of Company Options (which loans shall have a maturity date one year from the date of the loan, which maturity date shall accelerate immediately upon the first sale of any of the shares of Company Common Stock purchased with the proceeds of such loan (or the shares of Parent Common Stock into which such shares have been converted), shall be secured by a security interest in such shares and which shall be evidenced by secured promissory notes in a form reasonably acceptable to Parent);

               (c) enter into any material transaction or agreement or take any other action not in the ordinary course of the Company's business consistent with the Company's past practices;

               (d)  grant any Encumbrance on any of its assets;

               (e) sell, transfer or dispose of any of its assets except in the ordinary course of the Company's business consistent with the Company's past practices;

               (f) enter into any material lease or contract for the purchase or sale of any property, whether real or personal, tangible or intangible;

               (g) pay any bonus, increased salary or special remuneration to any officer, director, employee or consultant (except pursuant to arrangements disclosed in writing to Parent prior to the Agreement Date or disclosed in writing subsequent to the Agreement Date and approved in writing by Parent) or amend or enter into any employment or consulting agreement with any such person;

               (h)  change any of its accounting methods;

               (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from employees, directors, consultants or contractors of the Company in connection with the termination of their services with the Company at the original purchase price of such stock), or pay or distribute any cash or property to any shareholder or security holder of the Company or make any other cash payment to any shareholder or security holder of the Company;

               (j) amend or terminate any contract, agreement or license to which the Company is a party; (k) waive or release any material right or claim;

               (l) except as contemplated by this Agreement, issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities (other than pursuant to the exercise of any Company Options), or issue, grant or create any warrants, obligations, subscriptions, options (other than the New Options (as defined in Section 5.13 hereof) as provided in Section 5.13 and any additional options to Company employees to purchase Company Common Stock, provided that the vesting of such options does not accelerate in connection with the Merger or any of the other transactions contemplated hereby, such options vest over a four-year period, with not more than twenty-five percent in the first year and 21/12% each full calendar month thereafter, and the exercise price of such option is not less than the fair market value of Company Common Stock on the date of grant), convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock;

               (m) subdivide or split or combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

               (n) merge, consolidate or reorganize with, or acquire, or enter into any other business combination with, any corporation, partnership, limited liability company or any other entity (other than Parent or Sub) or enter into any negotiations, discussions or agreement for such purpose;

               (o)  amend its Articles of Incorporation or Bylaws;

               (p) license any of its technology or Intellectual Property, or acquire any Intellectual Property (or any license thereto) from any third party;

               (q)  materially change any insurance coverage;

               (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have first been delivered to Parent for its review at a reasonable time prior to filing;

               (s) modify or change the exercise or conversion rights or exercise or purchase prices of any capital stock of the Company, any Company stock options, warrants or other Company securities, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any capital stock or other securities of the Company or (ii) the vesting or release of any shares of capital stock or other securities of the Company from any repurchase options or rights of refusal held by the Company or any other party or any other restrictions; or

               (t) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(s).

     5.4  Regulatory Approvals. The Company will promptly execute and file, or
          --------------------
  join in the execution and filing, of any application, notification or any other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be reasonably required, or which Parent may reasonably request, in connection with the consummation of the Merger or any other transactions contemplated by this Agreement or any Company Ancillary Agreement. The Company will use diligent efforts to obtain, and to cooperate with Parent to promptly obtain, all such authorizations, approvals and consents.

     5.5  Necessary Consents.  The Company will use diligent efforts to promptly
          ------------------
  obtain such written consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Merger and the other transactions contemplated by this Agreement, to enable Parent to carry on the Company's business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any agreement or contract to which the Company is a party or is bound or by which any of its assets is bound.

     5.6  Litigation.  The Company will notify Parent in writing promptly after
          ----------
  learning of any claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by the Company to be threatened against the Company or any of its officers, directors, employees or shareholders in their capacity as such.

     5.7  No Other Negotiations.  The Company will not, and the Company will not
          ---------------------
  authorize, encourage or permit any officer, director, employee, shareholder, affiliate or agent of the Company or any attorney, investment banker or other person on the Company's or their behalf to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of, any offer or proposal from any party concerning any Alternative Transaction (as defined below) or take any other action that could reasonably be expected to lead to an Alternative Transaction or a proposal therefor; (ii) consider any inquiry, offer or proposal received from any party concerning any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that the Company is not interested in any Alternative Transaction); (iii) furnish any information regarding the Company to any person or entity in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that the Company is not interested in any Alternative Transaction); (iv) participate in any discussions or negotiations with any person or entity with respect to any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that the Company is not interested in any Alternative Transaction); (v) otherwise cooperate with, facilitate or encourage any effort or attempt by any person or entity (other than Parent) to effect any Alternative Transaction; or (vi) execute, enter into or become bound by any letter of intent, agreement, commitment or understanding between the Company and any third party that is related to, provides for or concerns any Alternative Transaction. The Company will promptly notify Parent orally and in writing of any inquiries or proposals received by the Company, directors, officers, shareholders, employees or agents regarding any Alternative Transaction and will identify the party making the inquiry or proposal and the nature and terms of any inquiry or proposal. Any violation of the restrictions set forth in this Section by any officer, director or employee of the Company or any attorney, investment banker or other director or representative of the Company shall be deemed a breach of this Section 5.7 by the Company. As used herein, the term "Alternative Transaction" means any commitment, agreement or transaction involving or providing for (a) the possible disposition of all or any substantial portion of the Company's business, assets or capital stock, whether by way of merger, consolidation, sale of assets, sale of stock, stock exchange, tender offer and/or any other form of business combination, or (b) any initial public offering of capital stock or other securities of the Company pursuant to a registration statement filed under the Securities Act.

     5.8  Access to Information.  The Company will allow Parent and its agents
          ---------------------
  access at reasonable times to the files, books, records, technology, contracts, personnel and offices of the Company, including, without limitation, any and all information relating to the Company's taxes, commitments, contracts, leases, licenses, financial condition and real, personal and intangible property, subject to the terms of the agreement between Parent and the Company dated as of September 28, 2000 (the "Confidentiality Agreement"). The Company will cause its accountants to cooperate with Parent and Parent's agents (provided that, prior to any disclosure to such agents, such agents are bound by the terms of a confidentiality agreement with substantially similar restrictions as included in the Confidentiality Agreement to restrict the use and disclosure of the Company's confidential information) in making available all financial information reasonably requested by Parent, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.9  Satisfaction of Conditions Precedent. The Company will use its
          ------------------------------------
  diligent efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Article 9, and the Company will use its diligent efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with this Agreement.

     5.10 Company Benefit Arrangements.  Upon the request of Parent, the Company
          ----------------------------
  will terminate any Company Benefit Arrangement and any leased employee arrangement or professional employee organization immediately prior to the Effective Time.

     5.11 Tax Free Reorganization.  The Company will cooperate with Parent and
          -----------------------
  take all commercially reasonable actions as may be necessary to qualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     5.12 Approval of Company Shareholders.
          --------------------------------

               (a) Promptly after the Agreement Date, the Company will take all action necessary in accordance with the California Law and its Articles of Incorporation and Bylaws to obtain approval and adoption of this Agreement and approval of the Merger, by (i) convening a special meeting of the Company Shareholders to be held as promptly as practicable, or (ii) obtaining the written consent of the holders of (a) the Company Common Stock, (b) the Company Preferred Stock, and (c) the Company Series B Preferred Stock (the "Company Shareholders' Meeting"). The Company will use all reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary to secure the vote or consent of its shareholders required by the rules of California to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders' Meeting to the extent necessary to ensure that there are sufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders' Meeting. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Shareholders' Meeting are solicited, in compliance with the California Law, its Articles of Incorporation and Bylaws and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Alternative Transaction, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to this Agreement or the Merger.

               (b) The Board of Directors of the Company shall recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders' Meeting. The information statement sent to all Company Shareholders shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger.

     5.13 Company Options.  Prior to the Closing, the Company shall grant under
          ---------------
  the Company Plan options to purchase an additional 750,000 shares of Common Stock (the "New Options"), to such employees of the Company and in such amounts set forth in Schedule 5.13 to the Company Disclosure Letter. The New
                       -------------
  Options shall not be incentive stock options as defined in Section 422 of the Code and shall have the vesting and other terms set forth in the parenthetical clause of Section 5.3(l) hereof.

     5.14 Rescission Offer.  The Company will use its diligent efforts to, as
          ----------------
  soon as is practicable, (i) finalize the documents (the "Rescission Offer Documents") necessary to effect the rescission offer described in Schedule 3.4.2 to the Company Disclosure
                                    --------------
  Letter (the "Rescission Offer"), (ii) obtain approval from the California Department of Corporations of the form of the Rescission Offer Documents and to make the Rescission Offer, and (iii) present the Rescission Offer in accordance with the California Law and the California Corporate Securities Law of 1968 to each person to whom such Rescission Offer should be made.

                                   ARTICLE 6
                               Parent Covenants

     During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or (b) the termination of this Agreement in accordance with Article 10, Parent covenants and agrees as follows:

     6.1  Advice of Changes.  Parent will promptly advise the Company in writing
          -----------------
  of any (a) event that would render any representation or warranty of Parent or Sub contained in this Agreement or the Parent Disclosure Letter, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate,
  (b) any breach of any covenant or obligation of Parent or Sub pursuant to this Agreement, any Parent Ancillary Agreement or any Sub Ancillary Agreement, and
  (c) Material Adverse Change in Parent.

     6.2  Regulatory Approvals.  Parent will execute and file, or join in the
          --------------------
  execution and filing, of any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the Parent Ancillary Agreements and Sub Ancillary Agreements in accordance with the terms of this Agreement. Parent will use diligent efforts to obtain all such authorizations, approvals and consents. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, or any of its affiliates or the Company, or the holding separate of the shares of Company Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock.

     6.3  Satisfaction of Conditions Precedent.  Parent will use its diligent
          ------------------------------------
  efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article 8, and Parent will use its diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

     6.4  Blue Sky Laws.  Parent shall take such steps as may be necessary to
          -------------
  comply with the securities and Blue Sky laws of all jurisdictions that are applicable in connection with the Merger; provided, however, that Parent shall not be required to qualify to do business or execute a general consent to service of process in any jurisdiction. Parent's obligations pursuant to this
  Section 6.4 shall survive the Effective Time.

     6.5  Tax Free Reorganization.  Parent will cooperate with the Company and
          -----------------------
  take all commercially reasonable actions as may be necessary to qualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.6  Form S-8.  Parent agrees to file, no later than 15 business days after
          --------
  the Effective Time, a registration statement on Form S-8 covering the shares of Parent Common Stock issuable pursuant to Company Options assumed by Parent. Parent's obligations pursuant to this Section 6.6 shall survive the Effective Time.

                                   ARTICLE 7
                                Closing Matters

     7.1  The Closing.  Subject to termination of this Agreement as provided in
          -----------
  Article 10 below, the closing of the transactions to consummate the Merger (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California at 10:00 a.m., Pacific Time on the second business day after all of the conditions to Closing set forth in Sections 8 and 9 hereof have been satisfied and/or waived in accordance with this Agreement, or on such other day or time as Parent and the Company may mutually agree upon (the "Closing Date"). Concurrently with the Closing, the Certificate of Merger will be filed with the Delaware Secretary of State, and the Agreement of Merger will be filed with the California Secretary of State.

     7.2  Exchange.
          --------

          7.2.1 At the Effective Time, outstanding shares of Company Common Stock (other than Dissenting Shares for which dissenters rights have been or will be perfected in accordance with the California Law), will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Parent the number of shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Parent Common Stock), Section 2.1.5 (regarding the continuation of vesting and repurchase rights) and Section 2.5 (regarding the withholding of the Escrow Shares). As soon as reasonably practicable (and in any event no later than eight (8) business days after the Effective Time), Parent shall make available to Chase Mellon Shareholder Services, L.L.C. (the "Exchange Agent") certificates representing Parent Common Stock to be issued in exchange for outstanding shares of Company Common Stock. As soon as practicable after the Effective Time (and in any event no later than ten (10) business days after the Effective Time), the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") and which shares were converted into the right to receive shares of Parent Common Stock pursuant to
  Section 2.1.2: (a) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (b) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Company Certificate for cancellation or upon delivery of an affidavit of lost certificate and an indemnity in form and substance satisfactory to Parent (the "Affidavit") to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, Parent or its transfer agent will issue to each tendering holder of a Company Certificate or an Affidavit (a "Tendering Company Holder"), certificates for the number of shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Parent Common Stock), Section 2.1.5 (regarding the continuation of vesting and repurchase rights) and Section 2.5 (regarding the withholding of Escrow Shares).

          7.2.2 No dividends or distributions payable to holders of record of Parent Common Stock after the Effective Time will be paid to the holder of any unsurrendered Company Certificate unless and until the holder of such unsurrendered Company Certificate surrenders such Company Certificate or an Affidavit to the Exchange Agent as provided above. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Company Certificate or Affidavit, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions theretofore paid with respect to Parent Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          7.2.3 After the Effective Time there will be no further registration of transfers on the stock transfer books of the Company or its transfer agent of any shares of capital stock of the Company that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates or an Affidavit are presented for any reason, they will be canceled and exchanged as provided in this Section 7.2.

          7.2.4 Until Company Certificates or an Affidavit representing shares of Company Common Stock that are outstanding immediately prior to the Effective Time are surrendered pursuant to Section 7.2.1 above, such Company Certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Parent Common Stock into which such shares of Company Common Stock will have been converted pursuant to Section 2.1.2, subject to the provisions of Section 2.1.4 (regarding the elimination of fractional shares of Parent Common Stock), Section 2.1.5 (regarding the continuation of vesting and repurchase rights) and Section 2.5 (regarding the withholding of Escrow Shares).

     7.3  Dissenting Shares Rights.  Holders of Dissenting Shares of Company
          ------------------------
  Common Stock who have complied with all requirements for perfecting shareholders' dissenting rights, as set forth in Section 1300 et seq. under the California Law, shall be entitled to their rights under California Law with respect to such shares. If holders of Company Common Stock are entitled to shareholders' dissenting rights pursuant to the California Law in connection with the Merger, any Dissenting Shares held by Company Shareholders who exercise and perfect such dissenting rights shall not be converted into a right to receive Parent Common Stock and any cash payment in lieu of fractional shares, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Law. The Company shall give Parent prompt notice (and in no event more than two business days) of any notice of exercise of Company Shareholder's dissenting rights, and Parent shall have the right to control all negotiations and proceedings with respect to such exercise of dissenting rights. The Company agrees that, except with the prior written consent of Parent, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such exercise of dissenting rights. In the event that any Company Shareholder fails to perfect, his dissenting rights or otherwise loses his status as a holder of Dissenting Shares (a "Dissenting Shareholder"), Parent shall, as of the later of the Effective Time or ten (10) business days from the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of its Company Certificate or Certificates, the shares of Parent Common Stock and any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Shareholder would have been entitled to under
Section 2.1.2 of this Agreement (less the cash and number of shares of Parent Common Stock to be held in escrow with respect to such shareholder pursuant to
Section 2.5).

                                   ARTICLE 8
                   Conditions to Obligations of The Company

     The Company's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Company, but only in a writing signed by the Company):

     8.1  Accuracy of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Parent and Sub set forth in Article 4 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing the Company will have received a certificate to such effect executed by an officer of Parent.

     8.2  Covenants.  Parent will have performed and complied in all material
          ---------
respects with all of its covenants contained in Article 6 on or before the Closing (to the extent that such covenants require performance by Parent on or before the Closing), and at the Closing the Company will have received a certificate to such effect signed by an officer of Parent.

     8.3  No Material Adverse Change.  There will not have been any Material
          --------------------------
Adverse Change in Parent, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and at the Closing the Company will have received a certificate to such effect signed by an officer of Parent.

     8.4  Compliance with Law; No Legal Restraints; No Litigation.  There will
          -------------------------------------------------------
not be issued, enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action or proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes material limitations on the Merger or any other material transaction contemplated by this Agreement or any Parent Ancillary Agreements or any Sub Ancillary Agreements. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of the Merger or any of the other material transactions contemplated by this Agreement or that could be reasonably expected to have a Material Adverse Effect on Parent.

     8.5  Government Consents.  There will have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

     8.6  Opinion of Parent's Counsel.  The Company will have received from
          ---------------------------
Fenwick & West LLP, counsel to Parent, an opinion opining to the matters set forth in Exhibit D.
         ---------

     8.7  Company Shareholder Approvals.  This Agreement and the Merger will
          -----------------------------
have been duly and validly approved and adopted, as required by Applicable Law and the Company's Articles of Incorporation and Bylaws, by the valid and affirmative vote of (a) a majority of the holders of each of (i) the Company Common Stock, (ii) the Company Preferred Stock, and (iii) the Company Series B Preferred Stock, and (b) at least 95% of the outstanding shares of the Company capital stock.

                                   ARTICLE 9
                      Conditions to Obligations of Parent

     The obligations of Parent hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Parent, but only in a writing signed by Parent):

     9.1  Accuracy of Representations and Warranties. The representations and
          ------------------------------------------
warranties of the Company set forth in Article 3 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing with the same force and effect as if they had been made at the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing Parent will have received a certificate to such effect executed by the Company's President or Chief Executive Officer. The representations and warranties of each Company Shareholder set forth in such Company Shareholder's Investment Representation Letter shall be true and correct in all material respects.

     9.2  Covenants.  The Company will have performed and complied in all
          ---------
material respects with all of its covenants contained in Article 5 at or before the Closing (to the extent that such covenants require performance by the Company at or before the Closing), and at the Closing Parent will have received a certificate to such effect signed by the Company's President or Chief Executive Officer.

     9.3  No Material Adverse Change.  There will not have been any Material
          --------------------------
Adverse Change in the Company, whether or not resulting from a breach in any representation, warranty or covenant in this Agreement, and at the Closing Parent will have received a certificate to such effect signed by the Company's President or Chief Executive Officer.

     9.4  Compliance with Law; No Legal Restraints; No Litigation.  There will
          -------------------------------------------------------
not be issued, enacted or adopted, or threatened in writing by any Governmental Authority, any order, decree, temporary, preliminary or permanent injunction, legislative enactment, statute, regulation, action, proceeding, or any judgment or ruling by any Governmental Authority that prohibits or renders illegal or imposes material limitations on: (a) the Merger or any other material transaction contemplated by this Agreement or any Company Ancillary Agreement; or (b) Parent's right (or the right of any Parent subsidiary) to own, retain, use or operate any of its products, services, properties or assets (including equity, properties or assets of the Company) on or after consummation of the Merger or seeking a disposition or divestiture of any such properties or assets. No litigation or proceeding will be threatened or pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or that could be reasonably expected to have a Material Adverse Effect on the Company or Parent.

     9.5  Government Consents.  There will have been obtained at or prior to the
          -------------------
Closing Date such permits or authorizations, and there will have been taken all such other actions by any governmental or regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Merger, including but not limited to requirements under applicable federal and state securities laws.

     9.6  Opinion of Company's Counsel.  Parent will have received from Gray
          ----------------------------
Cary Ware & Freidenrich LLP, counsel to the Company, an opinion opining to the matters set forth in Exhibit E.
                     ---------

     9.7  Consents.  Parent will have received duly executed copies of all
          --------
third-party consents, approvals, assignments, notices, waivers, authorizations or other certificates (including those set forth in Schedule 3.12 to the Company
                                                    -------------
Disclosure Letter) contemplated by this Agreement, the Company Disclosure Letter or deemed reasonably necessary to provide for the continuation in full force and effect of any and all material contracts, agreements and leases of the Company after the Merger and the preservation of the Company's IP Rights and other assets and properties after the Merger and for Parent to consummate the Merger and the other transactions contemplated by this Agreement, the Parent Ancillary Agreements and the Company Ancillary Agreements, in each case, in form and substance satisfactory to Parent.

     9.8  Company Shareholder Approvals.  This Agreement and the Merger will
          -----------------------------
have been duly and validly approved and adopted, as required by Applicable Law and the Company's Articles of Incorporation and Bylaws, by the valid and affirmative vote of (a) a majority of the holders of each of (i) the Company Common Stock, (ii) the Company Preferred Stock, and (iii) the Company Series B Preferred Stock, and (b) at least 95% of the outstanding shares of the Company capital stock.

     9.9  Company Indebtedness.  Two days prior to the Closing, Parent shall
          --------------------
have received a certificate in form and substance satisfactory to Parent and executed by the Company's Chief Financial Officer, setting forth and certifying all Company Indebtedness as of the Closing Date and such other information as is necessary to calculate the Total Merger Consideration, which shall be accompanied by such supporting information and calculations as are necessary for or requested by Parent to verify and determine such amounts as of the Closing Date.

     9.10 Investment Representation Letters; Exemptions Available.  Parent:  (a)
          -------------------------------------------------------
will have received an executed counterpart of the Investment Representation Letter executed by each Company Shareholder who approved and adopted this Agreement and the Merger; and (b) must be reasonably satisfied that there are not more than thirty-five Company Shareholders who are not "accredited investors" within the meaning of Regulation D promulgated under the Securities Act or that the issuance of Parent Common Stock in the Merger is otherwise exempt from registration under the Securities Act pursuant to Section 4(2) thereof. Each of the Investment Representation Letters executed by the Core Company Shareholders shall be in full force and effect.

     9.11 Employee Options.  The Company shall have granted the New Options to
          ----------------
Company employees as provided in Section 5.13 and in such amounts as approved by Parent, which New Options shall be included in the Company Fully Diluted Share Number; provided that any New Option that terminates prior to Closing as a result of an employee's employment with the Company terminating shall not be included in the Company Fully Diluted Share Number.

     9.12 Employment Matters.  (a) Each of the Non-Competition Agreements shall
          ------------------
be in full force and effect; (b) each of the Employment Agreements shall be in full force and effect; and (c) at least eighty percent of the employees identified in Schedule 9.12 to the Company Disclosure Letter shall have executed
              -------------
and delivered to Parent a Continuation Agreement substantially in the form attached hereto as Exhibit F to continue as employees of Parent after the
                   ---------
Effective Time.

     9.13 Amendments of Certain Company Options and Stock Restrictions.  Each of
          ------------------------------------------------------------
the amendments to the restricted stock purchase/stock option agreements with the individuals identified in Schedule 2.1.5 shall be in full force and effect.
                          --------------

     9.14 Resignation of Directors and Officers.  The directors and officers of
          -------------------------------------
the Company in office immediately prior to the Effective Time of the Merger shall have resigned as directors and officers of the Surviving Corporation in writing effective as of the Effective Time.

     9.15 Payment of Transaction Expenses.  The Company Shareholders shall have
          -------------------------------
paid (i) all investment bankers' fees payable by them and (ii) any Company legal fees and expenses in connection with the negotiation and documentation of the Merger in excess of $250,000, and/or the Total Merger Consideration shall have been adjusted accordingly.

     9.16 Conversion of Preferred Stock and Bridge Loans.  All outstanding
          ----------------------------------------------
Company Preferred Stock, all outstanding Company Warrants, and all Company Convertible Debt shall have been fully converted into, or exercised for, Company Common Stock.

     9.17 No Acceleration; Severance.  Parent shall have received evidence
          --------------------------
satisfactory to it that (i) no Company Option or restricted stock will have its vesting accelerated as a result of the Merger or the transactions contemplated by this Agreement, except as provided in the amendments to the restricted stock purchase/stock option agreements with those individuals identified in Schedule
                                                                      --------
2.1.5 to the Company Disclosure Letter, and (ii) no severance or other
-----
termination obligation will be owed to any employee of the Company in connection with the Merger or the transactions contemplated by this Agreement.

     9.18 Termination of Company Investor Rights.  Parent shall have been
          --------------------------------------
furnished evidence satisfactory to it that all investor rights granted by the Company to its shareholders (and by one or more shareholders to one or more other shareholders) and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, liquidation preference, redemption, board observation or informational or operational covenants, shall have terminated as of the Closing.

     9.19 Termination of Voting Trusts.  Parent shall have been furnished
          ----------------------------
evidence satisfactory to it that the Voting Trust Agreements dated April 3, 1997 and February 7, 1995 between Joel Schatz and the other signatories thereto shall have terminated as of the Closing.

                                  ARTICLE 10
                           Termination of Agreement

     10.1 Termination by Mutual Consent.  This Agreement may be terminated at
          -----------------------------
any time prior to the Effective Time by the mutual written consent of Parent and the Company.

     10.2 Unilateral Termination.
          ----------------------

          10.2.1 Either Parent or the Company, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger.

          10.2.2 Either Parent or the Company, by giving written notice to the other, may terminate this Agreement if the Merger shall not have been consummated by midnight Pacific Time on the Termination Date; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Article 8 or Article 9 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party. Notwithstanding the foregoing, this Agreement shall terminate in any event if the Merger shall not have been consummated by midnight Pacific Time on January 31, 2001.

          10.2.3 Either Parent or the Company may terminate this Agreement at any time prior to the Effective Time if the other has committed (or, in the case of a termination by the Company, Sub has committed) a material breach of (a) any of its representations and warranties under Article 3 or Article 4 of this Agreement, as applicable; or (b) any of its covenants under Article 5 or Article 6 of this Agreement, as applicable, and has not cured such material breach within ten days after the party seeking to terminate this Agreement has given the other party written notice of the material breach and its intention to terminate this Agreement pursuant to this Section 10.2.3.

          10.2.4  No Liability for Termination.  Termination of this Agreement
                  ----------------------------
by a party (the "Terminating Party") in accordance with the provisions of this
Section 10 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that nothing herein shall relieve a party from liability for a willful breach of this Agreement. The provisions of Article 10 and Article 13 shall survive any termination of this Agreement.

                                  ARTICLE 11
                 Survival of Representations, Indemnification
                      and Remedies, Continuing Covenants

     11.1  Survival of Representations.  All representations and warranties of
           ---------------------------
Company contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until that date which is the earlier of (a) the termination of this Agreement in accordance with its terms or (b) the first anniversary of the Effective Time; provided, however, that the representations, warranties and covenants of the Company contained in Sections 3.4 (Capitalization), 3.7 (Taxes) and the representations and warranties of the Company Shareholders contained in their Investment Representation Letters will remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the parties to this Agreement, until the expiration of the applicable statute of limitations for the claim which seeks recovery of such Damages (the expiration of such applicable representation, warranty or covenant, the "Release Date"). All representations and warranties of Parent contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until that date which is the earlier of (a) the termination of this Agreement in accordance with its terms or (b) the first anniversary of the Effective Time. All covenants of the parties shall survive according to their respective terms.

     11.2 Agreement to Indemnify.
          ----------------------

               (a) Each Company Shareholder will severally, and not jointly, pro rata in proportion to each Company Shareholder's respective percentage equity interest as reflected in Schedule 3.4.1(a) to the Company Disclosure Letter,
                         -----------------
indemnify and hold harmless, Parent and the Surviving Corporation and their respective officers, directors, agents, representatives, stockholders and employees, and each person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as a "Parent Indemnified Person" and collectively as "Parent Indemnified Persons") from and against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including reasonable attorneys' fees, other professionals' and experts' reasonable fees and court or arbitration costs (hereinafter collectively referred to as "Damages") directly or indirectly incurred, resulting from or arising out of: (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in this Agreement or in the Company Disclosure Letter or in any certificate delivered by or on behalf of the Company or an officer of the Company pursuant hereto; or (ii) any Excess Transaction Expenses (as defined in Section 13.7).

               (b) Each Company Shareholder will indemnify and hold harmless the Parent Indemnified Persons from and against any and all Damages directly or indirectly incurred in connection with, resulting from or and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by such Company Shareholder in such Company Shareholder's Investment Representation Letter.

               (c) Any claim of indemnity made by a Parent Indemnified Person under this Section 11.2 must be raised in a writing delivered to the Representative (as defined below) by no later than the applicable Release Date and, if raised by such date, such claim shall survive the Release Date until final resolution thereof. Escrow Funds, other than Escrow Funds having a value (calculated pursuant to Section 11.3(a)) equal to the amount of Damages asserted in any Claim (as defined in Section 11.5) that has not been resolved pursuant to the terms hereof prior to the Escrow Release Date, shall be released to the Company Shareholders on the Escrow Release Date or, in the case of any such withheld Escrow Funds, upon the final resolution of such Claim.

               (d) The amount that any party is or may be required to pay to or on behalf of any other person pursuant to Article 11 shall be reduced (including retroactively) by (i) any amounts received by a Parent Indemnified Person from an insurance carrier or paid and resolved by an insurance carrier on behalf of the insured (in a manner which shall result in no further liability to an Parent Indemnified Person), in either case net of any applicable premium adjustment, retrospectively rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of the insured ("Insurance Proceeds"), or (ii) other amounts actually recovered by or on behalf of such Parent Indemnified Person in reduction of the related Damages. If a Parent Indemnified Person shall have received the payment required by this Agreement from an indemnifying party in respect of Damages and shall subsequently actually receive Insurance Proceeds, or other amounts in respect of such Damages as specified above, then such indemnified person shall pay to such indemnifying party a sum equal to the amount of any such double recovery actually received.

          11.3  Limitation.  Except for fraud or willful misrepresentation or
                ----------
     willful misconduct or a claim based upon a breach of Section 3.4 (Capitalization) (excluding any representations regarding the identity of the holders of Company securities therein), Section 3.7 (Taxes) or claims related to title to securities (as represented in a Company Shareholder's Investment Representation Letter) after the Escrow Release Date: (i) no Company Shareholder shall have any liability to a Parent Indemnified Person under this Agreement except to the extent of such Company Shareholder's Escrow Shares and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof and (ii) the remedies set forth in this Article 11 shall be the exclusive remedies of Parent and the other Parent Indemnified Persons hereunder against any Company Shareholder; provided, however, that in the case of claims based upon fraud, willful misrepresentation, willful misconduct, or a breach of Section 3.4 (Capitalization), Section 3.7 (Taxes) or claims related to title to securities as represented in a Company Shareholder's Investment Representation Letter, no Company Shareholder shall have any liability to a Parent Indemnified Person in excess of such Company Shareholder's Escrow Shares and any other assets deposited in escrow pursuant to the terms of
     Section 2.5 and Article 11 hereof for any consequential damages or indirect damages of a Parent Indemnified Person. For the avoidance of doubt, any portion of the Total Merger Consideration allocable to the subject matter of any claim for fraud, willful misrepresentation, willful misconduct, or a breach described in the previous sentence shall be deemed to be direct and not indirect damages. The value of each Escrow Share shall, for such purposes of satisfying claims for Damages, be deemed to equal the Parent Average Price Per Share, regardless of its actual fair market value as of the time that a claim for indemnification may be made against such share. In the event of a Capital Change after the Effective Time, the Parent Average Price Per Share will, for purposes of this Section 11.3, be proportionally and equitably adjusted. Notwithstanding the foregoing, the indemnification provided for in Section 11.2 shall not apply unless and until the aggregate Damages for which one or more Parent Indemnified Persons seeks or has sought indemnification hereunder exceeds a cumulative aggregate of $375,000 (including any adjustments pursuant to Section 11.2(d)) (the "Basket"), in which event Company Shareholders shall, subject to the other limitations herein, be liable to indemnify the Parent Indemnified Persons for all Damages; provided, however, that the Basket shall not apply to any indemnification claim for fraudulent conduct or fraudulent misrepresentation on the part of Company or a Company Shareholder or a claim for Excess Transaction Expenses. No Company Shareholder shall in any event have any liability to a Parent Indemnified Person in excess of the aggregate value of the shares of Parent Common Stock into which such Company Shareholder's shares of Company Common Stock were converted, the value of such shares of Parent Common Stock to be determined based upon the average closing price of Parent Common Stock on the Nasdaq Stock Market for the ten (10) consecutive trading days commencing on the date that the registration statement on Form S-3 contemplated by this Agreement becomes effective; provided, however, that in the event such Form S-3 registration statement is not filed within 90 days following the Effective Time, then no Company Shareholder shall have any liability to a Parent Indemnified Person in excess of such Company Shareholder's pro-rata share (based on such Company Shareholder's percentage equity interest as reflected in Schedule 3.4.1(a) to the Company Disclosure Letter) of One Hundred Million Dollars ($100,000,000).

     11.4 Appointment of Representative.  By voting in favor of the Merger, each
          -----------------------------
of the Company Shareholders approves the designation of and designates Chris Rathe as the Representative of the Company Shareholders and as the attorney-in-fact and agent for and on behalf of each Company Shareholder with respect to claims for indemnification under Article 11 and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement, including, without limitation, the exercise of the power to: (a) authorize the release or delivery to Parent of shares of Parent Common Stock and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof in satisfaction of indemnity claims by Parent or any other Parent Indemnified Person (as defined herein) pursuant to Article 11; (b) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, such claims;
(c) arbitrate, resolve, settle or compromise any claim for indemnity made pursuant to Article 11; and (d) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative will have authority and power to act on behalf of each Company Shareholder with respect to the disposition, settlement or other handling of all claims under
Article 11 hereof and all rights or obligations arising under Article 11. The Company Shareholders will be bound by all actions taken and documents executed by the Representative in connection with Article 11, and Parent will be entitled to rely on any action or decision of the Representative. In performing the functions specified in this Agreement, the Representative will not be liable to any Company Shareholder in the absence of gross negligence or willful misconduct on the part of the Representative. The Company Shareholders shall severally indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Any out-of-pocket costs and expenses reasonably incurred by the Representative in connection with actions taken by the Representative pursuant to the terms of Article 11 (including without limitation the hiring of legal counsel and the incurring of legal fees and costs) will be paid by the Company Shareholders to the Representative pro rata in proportion to their respective percentage equity interests as reflected in
Schedule 3.4.1(a) to the Company Disclosure Letter, which Company Shareholders
-----------------
shall be entitled to reimbursement by Parent if Parent is determined to be a Non-Prevailing Party pursuant to Section 11.8(c)(i) below. A copy of any notice sent to or by the Representative hereunder shall be simultaneously sent to Pharmacia Corporation, 100 Route 206 North, Peapack, New Jersey 07977, Fax:
908-901-1308, Attn: Judy Reinsdorf. The Representative shall provide any information regarding any indemnification or escrow matters hereunder reasonably requested by a Company Shareholder.

     11.5 Notice of Claim. As used herein, the term "Claim" means a claim for
          ---------------
indemnification of Parent or any other Parent Indemnified Person for Damages under Article 11. Parent may give notice of a Claim under this Agreement, whether for its own Damages or for Damages incurred by any other Parent Indemnified Person, and Parent will give written notice of a Claim executed by an officer of Parent (a "Notice of Claim") to the Representative promptly after Parent becomes aware of the existence of any potential claim by an Parent Indemnified Person for indemnity from the Company Shareholders under Article 11, but in any event before the Release Date, arising from or relating to:

          (a) (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in this Agreement or in the Company Disclosure Letter or in any certificate delivered by the Company or an officer of the Company pursuant hereto, (ii) the incurring of any Excess Transaction Expenses, or (iii) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by a Company Shareholder in such Company Shareholder's Investment Representation Letter;

          (b) the assertion, whether orally or in writing, against Parent or against any other Parent Indemnified Person of a claim, demand, suit, action, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person that is based upon, or includes assertions that would, if true, constitute (in each such case, a "Third-Party Claim"): (i) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in this Agreement or in the Company Disclosure Letter or in any certificate delivered by or on behalf of the Company or an officer of the Company pursuant hereto (if such inaccuracy, misrepresentation, breach or default existed at the Closing
Date), (ii) any Excess Transaction Expenses, or (iii) any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by a Company Shareholder in such Company Shareholder's Investment Representation Letter.

     Until the Release Date, no delay on the part of Parent in giving the Representative a Notice of Claim will relieve the Representative or any Company Shareholder from any of its obligations under Article 11 unless (and then only to the extent) that the Representative or the Company Shareholders are materially prejudiced thereby.

     11.6 Defense of Third-Party Claims.
          -----------------------------

              (a) Parent shall defend any Third-Party Claim, and the costs and expenses incurred by Parent in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which Parent may seek indemnity pursuant to a Claim made by any Parent Indemnified Person hereunder.

              (b) The Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the Representative does not affect any privilege relating to the Parent Indemnified Person, and may participate in settlement negotiations with respect to the Third-Party Claim. No Parent Indemnified Person shall enter into any settlement of a Third-Party Claim without the prior written consent of the Representative (which consent shall not be unreasonably withheld), provided, that if the Representative shall have consented in writing to any such settlement, then the Representative shall have no power or authority to object to any Claim by any Parent Indemnified

Person for indemnity under Section 11.2 hereof for the amount of such settlement; and the Company Shareholders will remain responsible to indemnify the Parent Indemnified Persons for all Damages they may incur arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article 11 hereof.

          11.7  Contents of Notice of Claim.  Each Notice of Claim by Parent
                ---------------------------
     given pursuant to Section 11.5 will contain the following information:

                (a) that Parent has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it will have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Parent Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Parent Indemnified Person under Article
     11); and

                (b) a brief description, in reasonable detail (to the extent reasonably available to Parent), of the facts, circumstances or events giving rise to the alleged Damages based on Parent's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Parent) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

          11.8  Resolution of Notice of Claim.  Each Notice of Claim given by
                -----------------------------
     Parent will be resolved as follows:

                    (a)  Uncontested Claims.  In the event that, within twenty
                         ------------------
business days after a Notice of Claim is received by the Representative, the Representative does not contest such Notice of Claim in writing to Parent as provided in Section 11.8(b) (an "Uncontested Claim"), the Representative will be conclusively deemed to have consented, on behalf of all Company Shareholders, to the recovery by the Parent Indemnified Person of the full amount of Damages specified in the Notice of Claim in accordance with this Article 11, including the forfeiture of shares of Parent Common Stock and any other assets deposited in escrow pursuant to the terms of Section 2.5 and Article 11 hereof, in accordance with Section 11.3(a) and, without further notice, to have stipulated to the entry of a final judgment for damages against the Company Shareholders for such amount in any court having jurisdiction over the matter where venue is proper.

                    (b)  Contested Claims.  In the event that the
                         ----------------
Representative gives Parent written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the twenty business day period specified in Section 11.8(a), then: (i) such Contested Claim will be resolved by either (A) a written settlement agreement executed by Parent and the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration between Parent and the Representative in accordance with the terms and provisions of Section 11.8(c).

                    (c)  Arbitration of Contested Claims.  Each of Parent, the
                         -------------------------------
Company and the Company Shareholders agree that any Contested Claim will be submitted to mandatory, final and binding arbitration before J.A.M.S./ENDISPUTE or its successor ("J.A.M.S."), pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 et seq. and that any such arbitration will be conducted in San Mateo County, California. Either Parent or the Representative may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with J.A.M.S. and giving a copy of such demand to each of the other parties to this Agreement. The arbitration will be conducted in accordance with the provisions of J.A.M.S' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration, subject to the provisions of Section 11.8(c) of this Agreement. The parties will cooperate with J.A.M.S. and with each other in promptly selecting an arbitrator from J.A.M.S.' panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. The provisions of this Section 11.8(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Subject to the provisions of subparagraph (vii) below, judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

                         (i)    Payment of Costs.  Parent on the one hand, and
                                ----------------
     the Company Shareholders (through the Representative), on the other hand, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall determine the party who is the Prevailing Party and the party who is the Non-Prevailing Party. The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the Prevailing Party, the fees of each arbitrator and the administrative fee of the arbitration proceedings.

                         (ii)   Burden of Proof.  Except as may be otherwise
                                ---------------
     expressly provided herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

                         (iii)  Award.  Upon the conclusion of any arbitration
                                -----
     proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to the Representative and Parent, together with a signed copy of the Final Award. Subject to the provisions of subparagraph
     (vii) below, the Final Award will constitute a conclusive determination of all issues in question, binding upon the Company Shareholders, the Representative and Parent, and will include an affirmative statement to such effect.

                         (iv)   Timing.  The Representative, Parent and the
                                ------
     arbitrator will conclude each arbitration pursuant to this Section 11.8 as promptly as possible for the Contested Claim being arbitrated.

                    (v)  Terms of Arbitration.  The arbitrator chosen in
                         --------------------
accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement .

                    (vi) Exclusive Remedy.  Following the Effective Time, except
                         ----------------
as specifically otherwise provided in this Agreement, arbitration conducted in accordance with this Agreement will be the sole and exclusive remedy of the parties for any Claim made pursuant to Article 11.

     11.9  Distribution Upon Termination of Escrow Period  Within ten business
           ----------------------------------------------
days following the Escrow Release Date, Parent shall deliver to the Company Shareholders all of the Escrow Funds in excess of any amount of Escrow Funds necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to the Representative before the Escrow Release Date. As soon as all such claims have been resolved, Parent shall deliver to the Company Shareholders all remaining Escrow Funds not required to satisfy such claims.

                                  ARTICLE 12
                              Registration Rights

     12.1  Certain Definitions.  For purposes of this Article 12:
           -------------------

             (a)  Registration.  The terms "register," "registered" and
                  ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

             (b)  Registrable Securities. The term "Registrable Securities"
                  ----------------------
means (i) the shares of Parent Common Stock that are issued to the Company Shareholders in the Merger pursuant to Section 2.1.2 hereof (which shares are not Escrow Shares), and (ii) any shares of Parent Common Stock that may be issued as a dividend or other distribution (including shares of Parent Common Stock issued in a subdivision and split of Parent's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of Parent Common Stock described in clause (i) of this Section 12.1(b) or in this clause
(ii); excluding in all cases, however, from the definition of "Registrable Securities" any such shares that are: (w) registered under the Securities Act other than pursuant to a registration statement filed pursuant to this Agreement; (x) sold by a person in a transaction in which rights under this Agreement with respect to such shares are not assigned in accordance with the terms of this Agreement; (y) sold pursuant to a registration statement filed pursuant to this Agreement; or (z) sold pursuant to Rule 144 promulgated under the Securities Act or otherwise sold to the public. Only shares of Parent Common Stock shall be Registrable Securities. Except as provided in clauses (i) and
(ii) of the first sentence of this Section 12.1(b), without limitation, the term "Registrable Securities" does not include any shares of Parent Common Stock that were not issued in connection with the Merger.

             (c)  Holder.  The term "Holder" means a Company Shareholder who is
                  ------
the original holder of any Registrable Securities or any assignee of record of any Registrable Securities to whom rights under this Agreement have been duly assigned in accordance with the provisions of this Agreement.

             (d)  Form S-3.  The term "Form S-3" means a registration statement
                  --------
filed under Form S-3 under the Securities Act, as such is in effect at the Effective Time, or any successor form of registration statement under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by Parent with the SEC.

             (e)  Rule 415.  The term "Rule 415" means Rule 415 promulgated
                  --------
under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

     12.2  Form S-3 Shelf Registration.
           ---------------------------

             (a)  Filing and Registration Period.  Subject to the terms and
                  ------------------------------
conditions of this Agreement, within the later of (i) 15 business days after the Effective Time and (ii) the date Parent becomes eligible to use Form S-3, consistent with the requirements of applicable law, Parent shall file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "Shelf Registration"). Parent shall use commercially reasonable efforts to cause such Shelf Registration to be declared effective as soon as practicable after its filing and to keep the Shelf Registration continuously effective under the Securities Act for a continuous period of time (such period of time being hereinafter called the "Registration Period") commencing on the date the Shelf Registration is declared effective under the Securities Act by the SEC (the "Date of Effectiveness") and ending at the end of the thirtieth (30th) trading day that the Shelf Registration and any Subsequent Registration (as defined below) has been effective, provided that in the event that Parent exercises its right to prohibit sales under Section 12.2(f) below or in the event that sales are prohibited under Section 12.2(g) below, then Parent shall extend the Registration Period hereunder by the number of trading days that such sales were so prohibited. Parent shall have no duty or obligation to keep the Shelf Registration (or any Subsequent Registration, as defined below) effective after the expiration of the Registration Period.

             (b)  Subsequent Registration.  If the Shelf Registration is filed
                  -----------------------
with the SEC and becomes effective under the Securities Act, and the Shelf Registration or a Subsequent Registration (as defined below) thereafter ceases to be effective for any reason at any time during the Registration Period, then Parent shall use all reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall, within thirty days of such cessation of effectiveness, file an amendment to the Shelf Registration seeking to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" registration statement pursuant to Rule 415 covering all of the then outstanding Registrable Securities (a "Subsequent Registration"). If a Subsequent Registration is filed, Parent shall use its best efforts to cause the Subsequent Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective until the end of the Registration Period.

             (c)  Supplements and Amendments.  Subject to the provisions of
                  --------------------------
Section 12.2(g), during the Registration Period Parent shall supplement and amend the Shelf Registration or Subsequent Registration, as applicable, if, as and when required by the Securities Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to the registration form used by Parent for such Shelf Registration.

             (d)  Timing and Manner of Sales.  Any sale of Registrable
                  --------------------------
Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 12.2 may be made only during the Registration Period. In addition, any sale of Registrable Securities pursuant to a Shelf Registration or a Subsequent Registration under this Section 12.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) and permitted by such form of registration statement. Subject to any other agreements between the Holder and Parent or Surviving Corporation, notwithstanding the terms and conditions of this Section 12, a Holder may also sell Registrable Securities in a bona fide private offering if the selling Holder provides Parent with a written opinion of counsel, satisfactory to counsel to Parent acting in a reasonable manner, that such offer and sale is an exempt transaction under the Securities Act and applicable state securities laws, complies with all requirements for such exemptions and is not made with use of the prospectus for the Shelf Registration (or Subsequent Registration, if applicable).

             (e)  No Underwritings.  No sale of Registrable Securities under any
                  ----------------
Shelf Registration (or Subsequent Registration) effected pursuant to this
Section 12.2 may be effected pursuant to any underwritten offering without Parent's prior written consent, which may be withheld in its sole and absolute discretion.

             (f)  Material Events. In the event of a material development or
                  ---------------
potential material development involving Parent that requires Parent under the Securities Act and the regulations thereunder to amend the registration statement for the Shelf Registration (or Subsequent Registration, as applicable) in order to cause the prospectus to be current, then Parent will give written notice to all Holders as soon as practicable, but in no event more than three business days after such event that (i) the Shelf Registration (or Subsequent Registration, as applicable) must be amended and (ii) no sale of Registrable Securities may be made under the Shelf Registration (or Subsequent Registration, as applicable) until such Shelf Registration (or Subsequent Registration, as applicable) has been amended. In the event that Parent determines that an amendment to the registration statement is necessary as provided above, it will use all commercially reasonable efforts to file and cause such amendment to become effective as soon as practicable; whereupon it will notify the Holders that the prospectus is current. In the event that sales under the Shelf Registration (or Subsequent Registration) are prohibited pursuant to this
Section 12.2(f), then after such Shelf Registration (or Subsequent Registration) has been amended, Parent will give written notice to all Holders as soon as practicable, but in no event more than three business days after such amendment, that sales under the Shelf Registration (or Subsequent Registration) may resume.

             (g)  Trading Window Compliance. The Holders acknowledge that the
                  -------------------------
Parent Insider Trading Compliance Program and Insider Trading Policy, as such may be amended from time to time, a current copy of which has been provided to the Company prior to the Closing (the

"Parent Trading Policy") requires that those directors, officers and employees of Parent and its subsidiaries and those other persons whom Parent determines to be "Access Personnel" or otherwise subject to the "trading window" and pre-clearance requirements of the Parent Trading Policy (and members of their immediate families and households) are permitted to effect trades in Parent securities: (i) only during those specified time periods ("trading windows") in which such persons are permitted to make sales, purchases or other trades in Parent's securities under the "trading window" provisions of the Parent Trading Policy; and (ii) only after pre-clearance of such sales, purchases or other trades with Parent's Insider Trading Compliance Officer. If a Holder is or becomes subject to the "trading window" and/or "pre-clearance" provisions of the Parent Trading Policy described above, then, notwithstanding anything herein to the contrary, such Holder may sell, transfer and dispose of Registrable Securities only during those trading windows during which such Parent Access Personnel are permitted to effect trades in Parent stock under the Parent Trading Policy and only after pre-clearing such trades with Parent's Insider Trading Compliance Officer as provided in the Parent Trading Policy.

     12.3  Limitations. Notwithstanding the provisions of Section 12.2 above,
           -----------
Parent shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 12.2 of this Agreement, and the Holders shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 12.2 of this Agreement, as applicable:

             (a) if Form S-3 is not then available for such offering by the Holders;

             (b) if Parent shall furnish to the Holders (and all other holders of Parent's registrable securities) a certificate signed by an officer of Parent stating that, in the good faith judgment of such officer, it would be detrimental to Parent and its stockholders for such Permitted Window to be in effect at such time, due, for example, to the existence of a material development or potential material development involving Parent which Parent would be obligated to disclose in the prospectus contained in the Shelf Registration (or Subsequent Registration, as applicable), which disclosure would, in the good faith judgment of such officer, be premature or otherwise inadvisable at such time or would have a material adverse affect upon Parent and its stockholders, in which event Parent will have the right to defer the filing of any such Shelf Registration (or Subsequent Registration, if applicable) for a period of not more than forty days after delivery of such certificate to the Holders;

             (c) if Parent is acquired and Parent Common Stock ceases to be publicly traded and the consideration received in such acquisition is cash and/or publicly traded securities registered under the Securities Act;

             (d) in any particular jurisdiction in which Parent would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Parent is already subject to service of process in such jurisdiction; or

             (e) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such

Holder's Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are disposed of pursuant to the Shelf Registration (or Subsequent Registration, as applicable) is not included within the plan of distribution set forth in the prospectus for the Shelf Registration (or Subsequent Registration, as applicable).

     12.4  Shares Otherwise Eligible for Resale. Notwithstanding anything herein
           -------------------------------------
to the contrary, Parent shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular
Holder:

             (a) if Parent or its legal counsel shall have received a "no-action" letter or similar written confirmation from the SEC that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act (or successor provisions), or otherwise;

             (b) if legal counsel to Parent shall deliver a written opinion to Parent, its transfer agent and the Holders, in form and substance reasonably acceptable to Parent to the effect that all the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act, or otherwise; or

             (c)  after expiration or termination of the Registration Period.

     12.5  Expenses.  Parent shall pay all expenses incurred in connection with
           --------
any registration effected by Parent pursuant to this Agreement (excluding brokers' discounts and commissions), including, without limitation, all filing, registration and qualification, printers', legal (including, the reasonable fees and expenses of one counsel for the Holders as a group) and accounting fees.

     12.6  Obligations of Parent. Subject to Sections 12.2, 12.3 and 12.4 above,
           ---------------------
when required to effect the registration of any Registrable Securities under the terms of this Agreement, Parent will, as expeditiously as reasonably possible:

             (a) furnish to the Holders such number of copies of the prospectus for the Shelf Registration (or Subsequent Registration, as applicable), including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

             (b) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing promptly (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a registration statement that has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by Parent that a post-effective amendment to a registration statement would be appropriate;

             (c) use all reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as will be reasonably requested by the Holders; provided that Parent will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction unless Parent is already so qualified or subject to service of process, respectively, in such jurisdiction; and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, including the National Association of Securities Dealers as may be necessary by virtue of the business and operations of Parent; provided that Parent will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to taxation in any jurisdiction, or (C) consent to general service of process in any such jurisdiction except as may be required by the Securities Act;

             (d) promptly notify each Holder of Registrable Securities covered by such registration statement, when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, subject to the provisions of this Agreement, at the request of any Holder, prepare and furnish to each Holder of Registrable Securities then outstanding a reasonable number of copies of a supplement to or an amendment of the prospectus as may be necessary to correct the untrue statement or omission;

             (e) make available for inspection by any Holder of Registrable Securities and any attorney, accountant or other professional retained by any such Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Parent (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Parent's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement; provided, that prior to any such disclosure, such Inspector executes a non-disclosure agreement in form and substance acceptable to Parent. Records which Parent determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder of Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of Parent or its affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Holder of such Registrable Securities further agrees that it will, upon leaning that disclosure of such Records is sought in a court of competent jurisdiction, give written notice to Parent and allow Parent, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

             (f) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market and each securities exchange on which similar securities issued by Parent are then listed; and

             (g) upon the request of any Holder, promptly provide the name, address and other contract information regarding Parent's transfer agent for the Registrable Securities and the CUSIP number for the Registrable Securities.

     12.7  Furnish Information. It shall be a condition precedent to the
           -------------------
obligations of Parent to take any action pursuant to this Article 12 that the selling Holders will furnish to Parent such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

     12.8  Delay of Registration. No Holder will have any right to obtain or
           ---------------------
seek an injunction restraining or otherwise delaying any registration that is the subject of this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     12.9  Indemnification.
           ---------------

             (a)  By Parent. To the extent permitted by law, Parent will
                  ---------
indemnify, defend and hold harmless each Holder against any losses, claims, damages, or liabilities (joint or several), and will indemnify and reimburse Holder for any reasonable attorneys' fees and other expenses reasonably incurred by Holder in connection with investigating or defending any such loss, claim, damage, liability, or action, as incurred, to which such Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                         (i)   any untrue statement or alleged untrue statement
of a material fact contained in a registration statement filed by Parent pursuant to this Agreement pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                         (ii)  the omission or alleged omission to state in such
registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                         (iii) any violation or alleged violation by Parent of
the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement; provided however, that the indemnity agreement contained in this subsection 12.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

             (b)  By Selling Holders. To the extent permitted by law, (i) each
                  ------------------
selling Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Securities, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration;
(ii) and each such Holder will indemnify and reimburse Parent or any such director, officer, controlling person, underwriter or other Holder for any reasonable attorneys' fees and other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Holder in connection with investigating or defending any such loss, claim, damage, liability or action, as incurred. Each selling Holder's liability pursuant to this Section 12.9(b) shall be limited to an amount equal to the net proceeds received by such selling Holder pursuant to sales under the registration statement.

             (c)  Notice. Promptly after receipt by an indemnified party under
                  ------
this Section 12.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 12.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is Parent, Parent shall have the right and obligation to control the defense of such action, and if Parent fails to defend such action it shall indemnify and reimburse the selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that: (i) Parent shall also have the right, at its option, to assume and control the defense of any action with respect to which Parent or any person entitled to be indemnified by the selling Holders under Section 12.9(b) is entitled to indemnification from the selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with Parent and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 12.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 12.9.

             (d)  Defect Eliminated in Final Prospectus. The foregoing indemnity
                  -------------------------------------
agreements of Parent and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "Amended Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 12.9, at or prior to the time such action is required by the Securities Act.

             (e)  Survival. The obligations of Parent and Holders under this
                  --------
Section 12.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Agreement, and otherwise.

     12.10 Duration and Termination of Parent's Obligations. Parent will have
           ------------------------------------------------
no obligations pursuant to Section 12.2 of this Agreement with respect to any request or requests for registration (or inclusion in a registration) made by any Holder or to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) with respect to a particular Holder if, in the opinion of counsel to Parent, all such Registrable Securities proposed to be sold by such Holder may be sold in a three (3) month period without registration under the Securities pursuant to Rule 144 promulgated under the Securities or otherwise; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Agreement and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Agreement.

     12.11 Acknowledgment of Other Agreements. The Holders acknowledge that they
           ----------------------------------
have been informed by Parent that other stockholders of Parent currently hold certain Form S-3 and other registration rights that may enable such other stockholders to sell shares of Parent during the Registration Period or at other times (thus potentially adversely affecting the receptivity of the market to the sale of the Registrable Securities pursuant to a registration effected pursuant to this Agreement).

     12.12 Assignment. Notwithstanding anything herein to the contrary, the
           ----------
rights of a Holder under Article 12 may be assigned only with Parent's express prior written consent, which may be withheld in Parent's sole discretion; provided, however, that the rights of a Holder under

Article 12 may be assigned without Parent's express prior written consent: (a) to a Permitted Assignee (as defined below); or (b) (if applicable) by will or by the laws of intestacy, descent or distribution, provided that the assignee first agrees in writing to be bound by all the obligations of the Holders under this
Article 12. Any attempt to assign any rights of a Holder under Article 12 without Parent's express prior written consent in a situation in which such consent is required by this Section shall be null and void and without effect. Subject to the foregoing restrictions, all rights, covenants and agreements in
Article 12 by or on behalf of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto. Each of the following parties are "Permitted Assignees" for purposes of this Section 12.12: (a) a trust whose beneficiaries consist solely of a Holder and such Holder's immediate family; (b) the personal representative (such as an executor of a Holder's will), custodian or conservator of a Holder, in the case of the death, bankruptcy or adjudication of incompetency of that Holder; (c) immediate family members of a Holder; (d) partners of a Holder that is a partnership; (e) members of a Holder that is a limited liability company; or (f) a person or entity that directly or indirectly controls, is controlled by, or is under common control with, a Holder.

     12.13 The provisions of this Article 12 shall survive and remain operative and in full force and effect following the Effective Time.

                                  ARTICLE 13
                                 Miscellaneous

     13.1  Governing Law. The internal laws of the State of California,
           -------------
irrespective of its choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto; provided, however, that issues involving the consummation and effects of the Merger shall be governed to the extent applicable by the laws of the State of Delaware, as they pertain to the merger of Sub, a Delaware corporation, with and into the Company.

     13.2  Assignment; Binding Upon Successors and Assigns. Except as set forth
           -----------------------------------------------
in Section 12.12, neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.

     13.3  Severability.  If any provision of this Agreement, or the application
           ------------
thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     13.4  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

     13.5  Other Remedies.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. Parent and the Company agree that after the Closing, the indemnification and arbitration provisions set forth in Article 11 shall be each such person's sole and exclusive remedy with respect to any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties, covenants or agreements of any such party in this Agreement; provided, however, that the foregoing shall not limit the parties' respective rights to seek specific performance or other injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

     13.6  Amendment and Waivers. Any term or provision of this Agreement may be
           ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto as provided in this Section at any time before or after approval of this Agreement by the Company Shareholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Company Shareholders without obtaining such further approval. At any time prior to the Effective Time, each of Company and Parent, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension will be effective unless signed in writing by the party against whom such waiver or extension is asserted. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     13.7  Expenses.  Each party will bear its respective legal, auditors',
           --------
investment bankers' and financial advisors' fees and other expenses incurred with respect to this Agreement, the Merger and the transactions contemplated hereby ("Transaction Expenses"), except that (i) Parent shall pay up to $250,000 of the Company's legal fees and expenses, and (ii) the Company Shareholders shall pay all investment bankers' fees and expenses incurred by the Company (the failure of which shall result in the reduction in the Total Merger Consideration specified in Section 1.27 hereof). Notwithstanding the foregoing, if the Merger is successfully consummated, then any Transaction Expenses of the Company not paid on or prior to the

Closing may be paid by Parent and Parent will thereafter be entitled to indemnification from the Escrow Shares in accordance with Section 11.2 for an amount equal to the amount of such Transaction Expenses (such amount, "Excess Transaction Expenses"), except as to the payment of legal fees and expenses required by clause (i) above and to the extent the Total Merger Consideration was reduced in respect of investment banking fees and expenses of the Company.

     13.8  Attorneys' Fees.  Should suit be brought to enforce or interpret any
           ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     13.9  Notices.  All notices and other communications required or permitted
           -------
under this Agreement will be in writing and will be either hand delivered in person, sent by facsimile, sent by certified or registered first class mail, postage pre-paid, or sent by nationally recognized express courier service.
Such notices and other communications will be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section:

           If to Parent:

               Interwoven, Inc.
               1195 W. Fremont Ave., #2000
               Sunnyvale, California 94087
               Attention: David Allen
               Fax Number: 408-658-2671

           with a copy to:


               Fenwick & West LLP
               Embarcadero Tower West
               275 Battery Street, Suite 1500
               San Francisco, CA 94111
               Attention: Douglas N. Cogen
               Fax Number: 415-281-1350

           If to the Company:

               Metacode Technologies, Inc.
               139 Townsend Street, Suite 100
               San Francisco, CA 94107
               Attention: Chris Rathe
               Fax Number: 415-222-0150
           with a copy to:

               Gray Cary Ware & Freidenrich LLP
               139 Townsend Street, Suite 400
               San Francisco, CA 94107
               Attention: J. Howard Clowes, Esq.
               Fax Number: 415-836-9220

           If to the Representative:

               Chris Rathe
               c/o Metacode Technologies, Inc.
               139 Townsend Street, Suite 100
               San Francisco, CA 94107
               Attention: Chris Rathe
               Fax Number: 415-222-0150

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 13.9.

     13.10 Interpretation; Rules of Construction.  When a reference is made in
           -------------------------------------
this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to an Article, such reference shall be to an Article of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     13.11 No Joint Venture. Nothing contained in this Agreement will be deemed
           ----------------
or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section.

     13.12  Further Assurances. Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     13.13  Third Party Beneficiary Rights.  No provisions of this Agreement are
            ------------------------------
intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement; except that the provisions of Article 12 are intended to create third party beneficiary rights for the Company Shareholders.

     13.14  Public Announcement. Upon execution of this Agreement, Parent and
            -------------------
the Company will issue a press release approved by both parties announcing the Merger. Thereafter, Parent may issue such press releases, and make such other disclosures regarding the Merger, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of such initial and mutually agreed press release, neither party will make any public announcement relating to this Agreement or the transactions contemplated hereby (except as may be required by law) and the Company will use its reasonable efforts to prevent any trading in Parent Common Stock by its officers, directors, employees, shareholders and agents. Neither Parent nor the Company will make any disclosures regarding this Agreement or the Merger that would jeopardize Parent's ability to timely and lawfully issue the shares of Parent Common Stock in the Merger pursuant to the exemptions described in Section 2.7.

     13.15  Disclosure Letters.  The Company Disclosure Letter and the Parent
            ------------------
Disclosure Letter each shall be arranged in separate parts corresponding to the numbered and lettered sections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular provision set forth in the corresponding numbered or lettered section in this Agreement, as applicable, and any other provision to which the relevance of such information is readily apparent from the text of such disclosure and shall be deemed to relate to or to qualify any other provision.

     13.16  Confidentiality.  The Company and Parent each confirm that they have
            ---------------
entered into the Confidentiality Agreement and that they are each bound by, and will abide by, the provisions of such Confidentiality Agreement, provided that Parent shall not be bound by such Confidentiality Agreement after the Closing. If this Agreement is terminated, the Confidentiality Agreement shall remain in full force and effect and all copies of documents containing confidential information of a disclosing party will be returned by the receiving party to the disclosing party or be destroyed, as provided in the Confidentiality Agreement.

     13.17  Entire Agreement. This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     13.18  Waiver Of Jury Trial.  EACH OF PARENT, THE COMPANY AND SUB HEREBY
            --------------------
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Interwoven, Inc.                      Metacode Technologies, Inc.

By: /s/ David M. Allen                By: /s/ Thomas J. Steding
    --------------------------------      -----------------------------------

Name: David M. Allen                  Name: Thomas J. Steding
      ------------------------------        ---------------------------------

Title: Senior Vice President and CFO  Title: Chief Executive Officer
       -----------------------------         --------------------------------


Melon Acquisition Corporation

By: /s/ David M. Allen
    --------------------------------

Name: David M. Allen
      ------------------------------

Title: Chief Financial Officer
       -----------------------------





               [Signature Page to Agreement and Plan of Merger]

                                List of Exhibits

Exhibit A    List of Core Company Shareholders

Exhibit B    Form of Investment Representation Letter

Exhibit C-1  Form of Certificate of Merger

Exhibit C-2  Form of Agreement of Merger

Exhibit D    Matters to be Covered in the Opinion of Fenwick & West LLP

Exhibit E    Matters to be Covered in the Opinion of Gray Cary Ware &
             Freidenrich LLP

Exhibit F    Form of Continuation Agreement